UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

Alexion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

121 Seaport Boulevard

Boston, Massachusetts 02210

(Address of principal executive offices, including Zip Code)

(475) 230-2596

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 15, 2019, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Alexion”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beagle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alexion (“Merger Subsidiary”), and Achillion Pharmaceuticals, Inc., a Delaware corporation (“Achillion”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, Merger Subsidiary will merge with and into Achillion, with Achillion surviving as a wholly owned subsidiary of Alexion (the “Merger”). The board of directors of Achillion has approved the Merger Agreement and agreed to recommend that Achillion’s stockholders adopt the Merger Agreement.

In the Merger, each share of Achillion common stock (a “Share”) issued and outstanding immediately prior to the effective time (the “Effective Time”) of the Merger (other than certain excluded shares as described in the Merger Agreement) will automatically be converted into the right to receive (1) $6.30 in cash, without interest (the “Cash Merger Consideration”), and (2) one contractual contingent value right pursuant to the CVR Agreement (as defined and described below, a “CVR”).

Completion of the Merger is subject to various closing customary conditions, including the adoption of the Merger Agreement by a majority of the holders of the outstanding Shares; the absence of any order or other action issued by a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Merger and no law having been adopted that makes consummation of the Merger illegal or otherwise prohibited; the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Merger under the antitrust laws of other specified jurisdictions; and the absence of certain instituted, pending or threatened litigation or other proceedings.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, Achillion has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement. The Merger Agreement also prohibits Achillion’s solicitation of proposals relating to alternative transactions and restricts Achillion’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

Either Achillion or Alexion may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by April 15, 2020, subject to extension by Alexion in certain circumstances in the event that antitrust approval is not obtained (the “End Date”), (2) a governmental authority of competent jurisdiction has issued a final non-appealable order prohibiting the Merger or any applicable law makes consummation of the Merger illegal, (3) Achillion’s stockholders fail to adopt the Merger Agreement, (4) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach, (5) subject to compliance with specified process and notice requirements, Achillion terminates the Merger Agreement in order to enter into an agreement providing for a “Superior Proposal” (as such term is defined in the Merger Agreement), or (6) Achillion’s board of directors has changed its recommendation in favor of the Merger. In the event of a termination of the Merger Agreement under certain specified circumstances, including termination by Achillion to enter into an agreement providing for a Superior Proposal, or a termination by Alexion following a change in recommendation by Achillion’s board of directors, Achillion may be required to pay Alexion a termination fee equal to $20,000,000. In the event of a termination of the Merger Agreement under certain specified circumstances, including failure to complete the merger by April 15, 2020 (or such later date as extended by Alexion) if, at the time of such termination, any necessary antitrust approval has not been obtained, or a final non-appealable order prohibiting the Merger by a governmental authority of competent jurisdiction, Alexion may be required to pay Achillion a termination fee equal to (i) $30,000,000 if the Merger Agreement is terminated prior to April 15, 2020, (ii) $40,000,000 if Alexion has extended the End Date and the Merger Agreement is terminated after April 15, 2020 but on or prior to the July 15, 2020, (iii) $50,000,000 if Alexion has extended the End Date twice and the Merger Agreement is terminated after July 15, 2020 but on or prior to October 15, 2020 or (iv) $60,000,000 if Alexion has extended the End Date three times and the Merger Agreement is terminated after October 15, 2020.

Alexion intends to fund the acquisition of Achillion through cash on hand.

Contingent Value Rights Agreement

At or prior to the Effective Time, Alexion and a rights agent mutually acceptable to Alexion and Achillion will enter into a Contingent Value Rights Agreement in the form attached to the Merger Agreement as Exhibit B (the “CVR Agreement”), which will govern the terms of the CVRs to be received by Achillion’s stockholders. The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Alexion, Merger Subsidiary, Achillion or any of their affiliates.

Each CVR represents the right to receive (1) $1.00 upon the achievement of a Clinical Trial Milestone (as defined in the CVR Agreement) relating to the development of Achillion’s product candidate ACH-5528 prior to the fourth anniversary of the consummation of the Merger and (2) $1.00 upon Alexion’s first receipt of approval by the FDA of a new drug application or other regulatory approval application which approval grants Alexion the right to market and sell Achillion’s product candidate ACH-4471 in the United States prior to the date that is fifty-four months after the date of the consummation of the Merger.

Additional Information

The foregoing description of the Merger Agreement and the CVR Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report, and the Form of CVR Agreement, which is attached as Exhibit B to the Merger Agreement, all of which are incorporated herein by reference.

The Merger Agreement and the CVR Agreement and the foregoing description have been included to provide investors with information regarding the terms of these agreements. They are not intended to provide any other factual information about Alexion or Achillion. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Note to Investors and Security Holders

This document does not constitute a solicitation of any vote or approval. In connection with the proposed acquisition of Achillion by Alexion, Achillion intends to file with the SEC a proxy statement, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ACHILLION ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Alexion will be available free of charge on Alexion’s internet website at http://www.alexion.com under the tab, “Investors” and under the heading “SEC Filings” or by contacting Alexion’s Investor Relations Department at investorrelations@alexion.com. Copies of the documents filed with the SEC by Achillion will be available free of charge on Achillion’s internet website at http://www.achillion.com under the tab “Investors and News” and under the heading “SEC Filings” or by contacting Achillion’s Investor Relations Department through http://ir.achillion.com/contact-us.

Certain Information Regarding Participants

Alexion, Achillion and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Alexion is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 6, 2019, and its proxy statement for its May 14, 2019 annual meeting of stockholders, which was filed with the SEC on March 26, 2019. Information about the directors and executive officers of Achillion is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 7, 2019, and its proxy statement for its May 30, 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Forward Looking Statements

The information contained in this Current Report on Form 8-K (the “Current Report”) is as of October 16, 2019. Alexion assumes no obligation to update forward-looking statements contained in this Current Report as the result of new information or future events or developments.

This Current Report contains forward-looking information related to Alexion, Achillion and the proposed acquisition of Achillion by Alexion that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document and the accompanying exhibits include, among other things, statements about the potential benefits of the proposed acquisition, the anticipated CVR payment, earnings dilution and accretion, and growth, Alexion’s and Achillion’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Alexion and Achillion, Achillion’s product pipeline and portfolio assets, Achillion’s ability to achieve certain milestones that trigger the CVR payment and the anticipated timing of closing of the proposed acquisition. Risks and uncertainties include, among other things, risks related to the fact that the proposed acquisition may not be completed due to Alexion’s or Achillion’s failure to satisfy or waive of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether Achillion’s stockholders will approve the Merger and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed acquisition on the market price of Alexion’s common stock, Alexion’s credit ratings and/or Alexion’s operating results; significant transaction costs or unexpected expenses; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including government-mandated price decreases of Alexion’s products; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the potential benefits of factor D inhibition as a treatment for complement-mediated diseases, including danicopan (ACH-4471) for paroxysmal nocturnal hemoglobinuria and C3glomerulopathy (C3G); the potential benefits of, and indications for, Achillion’s compounds that inhibit factor D, including danicopan and ACH-5228; the status of enrollment in Achillion’s ongoing clinical trials; Achillion’s expectations regarding the advancement of, and timeline for reporting results from, clinical trials of its product candidates (including danicopan and ACH-5228) as well as its ability to advance additional compounds; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the possibility that interim results from a clinical trial are not predictive of the final results of that trial and the possibility that results of early clinical trials or preclinical studies will not be indicative of the results of later clinical trials; Achillion’s expectations regarding the timing of regulatory interactions and filings; the uncertainty that the milestones for the CVR payment may not be achieved in the prescribed timeframe or at all; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from Alexion’s and Achillion’s clinical studies; the possibility that Achillion fails to satisfactorily address matters raised by the regulatory agencies; whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Alexion’s or Achillion’s pipeline assets; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; and competitive developments.

A further description of risks and uncertainties relating to Alexion can be found in Alexion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and http://www.alexion.com.

A further description of risks and uncertainties relating to Achillion can be found in Achillion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and http://www.achillion.com.

These forward-looking statements are based on numerous assumptions and assessments made by Alexion and Achillion in light of their respective experiences and perceptions of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements could cause Alexion’s plans with respect to Achillion, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in the forward-looking statements in this Current Report are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this Current Report are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date hereof.

Item 8.01	Other Events.

On October 16, 2019, Alexion and Achillion issued a joint press release announcing the execution of the Merger Agreement. On October 16, 2019, Alexion provided an investor presentation to interested parties concerning the Merger Agreement. Copies of the press release and investor presentation are attached to this Current Report as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 15, 2019, by and among Alexion, Beagle Merger Sub, Inc. and Achillion.*

99.1	Joint Press Release, dated October 16, 2019

99.2	Investor Presentation, dated October 16, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexion Pharmaceuticals, Inc.

By:	/s/ Doug Barry
Name:	Doug Barry
Title:	Vice President, Corporate Law

Dated: October 16, 2019

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

October 15, 2019

among

Achillion Pharmaceuticals, Inc.,

Alexion Pharmaceuticals, Inc.,

and

Beagle Merger Sub, Inc.

i

ii

Exhibit A	–	Form of Amended and Restated Certificate of Incorporation of Surviving Corporation
Exhibit B	–	Form of CVR Agreement
Exhibit C	–	Form of General Release
Exhibit D	–	Form of Non-Competition Agreement

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 15, 2019, among Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Beagle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

WHEREAS, the board of directors of the Company has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the merger of Merger Subsidiary with and into the Company, with the Company being the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its Subsidiaries) and (iii) resolved to recommend that the Company’s stockholders approve the adoption of this Agreement;

WHEREAS, each of the boards of directors of Parent and Merger Subsidiary has (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein and (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, Parent and Merger Subsidiary, respectively;

WHEREAS, Parent, as the sole stockholder of Merger Subsidiary, shall, on the date hereof immediately following execution and delivery of this Agreement, adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger;

WHEREAS, subject to the terms and conditions of this Agreement, at or prior to the Effective Time (as defined below), Parent and a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit B (subject to changes permitted by Section 6.09) (the “CVR Agreement”); and

WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Person, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company, (iii) any sale, exchange, transfer, license (other than licenses in the ordinary course of business), or other disposition of 15% or more of the consolidated assets of the Company (measured by the lesser of book or fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company, the business of which accounts for 15% or more of the consolidated net revenues, net income or assets of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations, decrees or orders designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Applicable Law” means, with respect to any Person, any Law that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the date of Closing (as defined below).

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 401(k) Plan” means the Achillion Pharmaceuticals, Inc. 401(k) Retirement Savings Plan.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2018 and the footnotes thereto set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018.

“Company Balance Sheet Date” means December 31, 2018.

“Company Board” means the Board of Directors of the Company. For purposes of this Agreement, unless otherwise specifically provided for herein, any determination or action by the Company Board shall be a determination or action approved by the greater of a majority of the entire number of directors or the number of directors required to approve such action at a meeting duly called and held at which all members of the Company Board were present and voting.

“Company Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Compensatory Award” means any Company Stock Option or other equity-based award denominated in shares of Company Common Stock.

“Company IP” means any and all Intellectual Property that is owned by, purported to be owned by, or exclusively licensed to the Company, or has been used, is used or is held for use in the business of the Company as previously conducted, currently conducted or as currently proposed to be conducted.

“Company Material Adverse Effect” means (A) any effect, change, event or occurrence that would or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company, or (B) any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or delay the Company’s ability to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner on the terms set forth herein, excluding in the case of clause (A) above, any such material adverse effect resulting from or arising out of (i) the announcement, pendency or performance of the Merger (including any loss of or adverse change in the relationship of the Company with its employees, customers, partners or suppliers related thereto), (ii) any change in the market price or trading volume of the Company Common Stock or change in the Company’s credit ratings (it being understood that any cause of any such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred), (iii) general market, economic or political conditions (including acts of terrorism, war, national or international calamity, natural disaster or any similar event) that do not disproportionately affect the Company, as compared to other companies participating in the same industry as the Company, (iv) general conditions in the industry in which the Company operates that do not disproportionately affect the Company as compared to other companies participating in the same industry as the Company, (v) any changes (after the date hereof) in GAAP or Applicable Law, (vi) any failure to take any action in compliance with the restrictions or other prohibitions set forth in Section 6.01(b), or the taking of any specific action at the written direction of Parent or expressly required by this Agreement, (vii) any Proceeding made or brought by any holder of shares of Company Common Stock (on the holder’s own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby (including the Merger) or (viii) any failure by the Company to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred).

“Company Software” means the computer software used by the Company (whether in source code, object code or other form).

“Company Stock Option” means each compensatory option to purchase Company Common Stock outstanding under any Company Stock Plan or otherwise.

“Company Stock Plan” means any stock option, stock incentive or other equity compensation plan or agreement sponsored or maintained by the Company or Affiliate of the Company.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

“Controlled Group Liability” means any and all material liabilities under Title IV of ERISA, under Section 302 of ERISA, and under Sections 412 and 4971 of the Code, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Plans.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Environmental Law” means any Applicable Law or any agreement with any Governmental Authority or other Person relating to human health and safety, the environment or any Hazardous Substance.

“Environmental Permits” means, with respect to any Person, all Governmental Authorizations relating to or required by Environmental Law and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Executive Officer” shall have the meaning set forth in Rule 3b-7 of the Exchange Act.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDCA” means the U.S. Food, Drug, and Cosmetic Act of 1938, as amended.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.

“General Release” means a general release of claims in favor of the Company substantially in the form attached hereto as Exhibit C.

“Good Clinical Practices” means, with respect to the Company, standards for clinical trials for pharmaceuticals (including all applicable requirements and guidance documents relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including, for example, 21 C.F.R. Parts 50, 54, and 56) and FDA guidance documents, as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by Regulatory Authorities in any other countries in which the products of the Company are intended to be sold, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, to the extent such standards are more stringent than in the United States.

“Good Manufacturing Practices” means, with respect to the Company, standards for the manufacture, processing, packaging, testing, transportation, handling and holding of drug products, as set forth in the FDCA and applicable regulations promulgated thereunder (including for example, 21 C.F.R. Parts 210 and 211) and FDA guidance documents, as amended from time to time, and such standards of good manufacturing practices as are required by Regulatory Authorities in any other countries in which the products of the Company are intended to be sold, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, to the extent such standards are more stringent than in the United States.

“Governmental Authority” means any government or any state, department, local authority or other political subdivision thereof, or any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

“Health Care Laws” means the FDCA and the regulations promulgated thereunder, the Public Health Service Act (42 U.S.C. § 201 et seq.), and the regulations promulgated thereunder, all federal and state health care fraud and abuse laws, including the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7), and the regulations promulgated pursuant to such statutes, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), the regulations promulgated thereunder and comparable state laws, all applicable laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions administered by the FDA and other Regulatory Authorities, including those governing or relating to Good Clinical Practices, recordkeeping, the manufacture, testing, development, approval, processing, and use of any compounds or products manufactured by or on behalf of the Company, including applicable regulations at 21 C.F.R. Parts 11, 50, 54, 56, 58, 312, and 314 and the FDA’s current Good Manufacturing Practice Regulations at 21 C.F.R. Parts 210 and 211 for products sold in the United States, each as may be amended from time to time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IND” means an Investigational New Drug Application submitted to the FDA pursuant to 21 C.F.R. Part 312 (as amended from time to time) with respect to a Product Candidate, or the equivalent application or filing submitted to any Regulatory Authority outside the United States (including any supra-national agency such as the EMA), and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Indebtedness” means, collectively, any indebtedness for borrowed money, indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, amounts owing as deferred purchase price for the purchase of any property, or guarantees with respect to any indebtedness or obligation of a type described above of any other Person.

“Intellectual Property” means any or all of the following, including all right, title and interest therein or thereto: all Patents; all copyrights and database rights, registrations and applications therefor, works of authorship (including software), rights in databases, moral rights or other similar rights; all Trademarks and goodwill associated therewith; rights in trade secrets and other confidential information, inventions, discoveries, improvements, know-how, ideas, materials, compositions, formulations, methods, methodologies, processes, procedures, tests, formulae, techniques, specifications, designs, tools, algorithms, data, information, and technology (including research, development, manufacturing, business or marketing information and processes, assays, procedures, studies, practices and sourcing information); all domain names, registrations or applications therefor, and rights of privacy or publicity; and all other intellectual property or rights in confidential information of any kind or nature, however denominated, throughout the world.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of the Company” means knowledge, after reasonable inquiry, of each of the individuals identified in Section 1.01 of the Company Disclosure Schedule.

“Law” means any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, license, claim, infringement, right of first refusal, preemptive right, community property right or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Non-Competition Agreement” means a non-competition, non-solicitation and confidentiality agreement, which includes post-employment restrictive covenants, substantially in the form attached hereto as Exhibit D.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property.

“Other Company Representations” means the representations and warranties of the Company contained in Article 4, other than the Specified Company Representations and the representations and warranties of the Company contained in Section 4.05.

“Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or delay Parent or Merger Subsidiary’s ability to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner on the terms set forth herein.

“Patent” means any United States, international or foreign patent or application therefor, including all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) statutory liens for Taxes that are (A) not yet due and payable as of the Closing Date or (B) being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Company Balance Sheet in the case of clause (B)), (iii) licenses of or other grants of rights to use or obligations with respect to Intellectual Property, and (iv) landlords’, mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or intended use and operation of the assets to which they relate.

“Per Share Value Paid” means, as of any Valuation Point, the sum of (i) the Cash Merger Consideration, (ii) the amount per Share in cash previously paid in respect of any earlier Valuation Points (if any) and (iii) the amount per Share in cash to be paid at such Valuation Point under the CVR Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Data” means all personal information, including protected health information, as defined under applicable Privacy and Information Security Requirements.

“Privacy and Information Security Requirements” means all Laws relating to the Processing of personally identifiable information and protected health information, including the General Data Protection Regulation (EU) 2016/679 (the “GDPR”) and any national laws supplementing the GDPR (such as in the U.K., the Data Protection Act 2018), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder, and any other applicable state or foreign privacy Laws.

“Proceeding” means any suit, claim, complaint, action, litigation, arbitration, injunction, demand, citation, subpoena, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation of any nature, whether at law or in equity, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Process” or “Processing” means the operation or set of operations that is performed on Personal Data pursuant to applicable Privacy and Information Security Requirements.

“Product Candidate” means any pharmaceutical product developed, manufactured and/or tested by or on behalf of the Company that has not received a Regulatory Authorization for commercial distribution other than in connection with pre-clinical or clinical trials.

“Registered IP” means all United States, international and foreign: Patents; Trademark registrations and applications therefor; copyright and database right registrations and applications therefor; domain name registrations; and any other Company IP that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority, in each case, owned by, purported to be owned by, under obligation of assignment to, or filed in the name of, the Company.

“Regulatory Authority” means any national or supranational Governmental Authority, including the FDA and the EMA, with responsibility for granting any Regulatory Authorizations with respect to the Product Candidates.

“Regulatory Authorizations” means any approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by any Regulatory Authority, including any INDs, NDAs and MAAs.

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of Company Common Stock.

“Specified Holder” means (a) any holder of Company Stock Options who is employed by the Company as of immediately prior to the Effective Time at the level of Executive Director or higher and (b) any other holder of Company Stock Options identified by Parent within thirty (30) days following the date of this Agreement who is an officer or employee of the Company as of the date of this Agreement.

“Specified Holder Option” means a Company Stock Option held by a Specified Holder.

“Specified Company Representations” means the representations and warranties of the Company contained in Sections 4.01(a), 4.02, 4.04(i), 4.25 and 4.26.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means any bona fide, unsolicited, written Acquisition Proposal which did not result from or arise out of a breach of Section 6.03 of this Agreement, made by a Third Party, which the Company Board determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such Acquisition Proposal (including any termination or break-up fees, expense reimbursement provisions and conditions to consummation) and after taking into account all financial, legal, regulatory, and other aspects of such Acquisition Proposal (including the financing terms and the ability of such Third Party to finance such Acquisition Proposal), is more favorable to the Company’s stockholders (other than Parent and its Affiliates) from a financial point of view than as provided hereunder (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal pursuant to and in accordance with Section 6.03 or otherwise); provided that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“System” means any software, hardware, network (excluding any public networks), electronics, platform, communications equipment that interfaces with systems or software, telecommunications, website and related information technology system, databases, and all other forms of information technology equipment used by the Company in connection with its business.

“Tax” means any federal, state, local, foreign or other tax, governmental fee, or other like or similar assessment or charge of any kind whatsoever imposed by any Taxing Authority (including ad valorem, alternative or add-on minimum, capital, capital stock, customs and import duties, disability, documentary stamp, employment, environmental, estimated, excise, franchise, gains, goods and services, gross income, gross receipts, imputed underpayment, income, intangible, inventory, lease, license, mortgage recording, net income, net worth, occupation, payroll, personal property, premium, production, profits, property, real property, recapture, recording, registration, rent, sales, service, severance, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, and withholding), together with any interest, fine, penalty, addition to tax, or additional amount imposed with respect to (x) any such item, (y) any contest or dispute thereof, or (z) any such interest, fine, penalty, addition to tax, or additional amount, whether disputed or not in the case of any of the foregoing.

“Tax Return” means any report, return, document, declaration, statements, or other information required to be filed with or supplied to or actually filed with or supplied to a Taxing Authority with respect to or relating to Taxes, including (A) information returns, (B) any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, statement, or other information, (C) any schedule or attachment to any of the foregoing, (D) and any amendment with respect to any of the foregoing and any amendment thereto.

“Taxing Authority” means any Governmental Authority or any quasi-governmental or private body responsible for or having jurisdiction over the administration, assessment, collection, determination, or imposition of any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates.

“Trademarks” means all trademarks, trade names, service marks, service names, brands, trade dress, logos, other source identifiers, and registrations and applications therefor throughout the world.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“Valuation Point” means each Milestone Payment Date (as defined in the CVR Agreement).

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(d)
Agreement	Preamble
Board Recommendation	6.02(b)

Cash Merger Consideration	2.03(a)
Centerview	4.25
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Disclosure Schedule	4
Company Employee Plan	4.16(a)
Company Related Parties	9.04(e)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Confidentiality Agreement	6.18
Continuing Employees	6.07(a)
CVR	2.03(a)
CVR Agreement	Recitals
Dissenting Shares	2.05
Effective Time	2.02(b)
End Date	8.01(b)(i)
ESPP	2.06(d)
Exchange Agent	2.04(a)
Final Exercise Date	2.06(d)
Foreign Competition Laws	4.03
Governmental Antitrust Authority	6.13(b)
In the Money Option	2.06(a)
Indemnified Parties	6.12(b)
Insurance Policies	4.18
Intervening Event	6.03(d)(ii)
Lease Agreement	4.22(c)
Leased Real Property	4.22(c)
Malicious Code	4.20(k)
Material Contract	4.14(b)
Maximum Premium	6.12(a)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Subsidiary	Preamble
Notice Period	6.03(d)(i)
Out of the Money Option	2.06(b)
Parent	Preamble
Parent Benefit Plans	6.07(b)
Parent Termination Fee	9.04(f)
Payment Fund	2.04(a)
Proxy Statement	4.09
Rights Agent	Recitals
Stockholder Approval	4.02(a)
Stockholder Meeting	6.02(a)
Surviving Corporation	2.02(c)

Termination Fee	9.04(b)
Uncertificated Shares	2.04(a)
WARN Act	4.17(b)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

ARTICLE 2

THE MERGER

Section 2.01. The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Boston time, as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02210, unless another place is agreed to in writing by the parties hereto.

Section 2.02. The Merger.

(a) Upon the terms and subject to the conditions set forth herein, as soon as practicable after the Closing, the Company shall file with the Delaware Secretary of State a certificate of merger (the “Certificate of Merger”) in connection with the Merger in such form as is required by, and executed and acknowledged in accordance with, Delaware Law.

(b) The Merger shall become effective on such date and at such time (the “Effective Time”) as the Certificate of Merger has been duly filed with the Delaware Secretary of State (or at such later time as may be agreed by the parties that is specified in the Certificate of Merger).

(c) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”). From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.03. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) except as otherwise provided in Section 2.03(b), Section 2.03(c), or Section 2.05, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) $6.30 in cash, without interest (the “Cash Merger Consideration”) and (ii) one (1) contractual contingent value right pursuant to the CVR Agreement (a “CVR”), in each case, without interest thereon ((i) and (ii) collectively, the “Merger Consideration”);

(b) each share of Company Common Stock held by the Company as treasury stock or owned by Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

(c) each share of Company Common Stock held by any Subsidiary of Parent (other than Merger Subsidiary) immediately prior to the Effective Time shall be converted into such number of shares of common stock, par value $0.001 per share, of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time; and

(d) (i) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.001 per share, of the Surviving Corporation and (ii) each share of preferred stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of preferred stock, par value $0.001 per share, of the Surviving Corporation, in each case with the same rights, powers and privileges as the shares so converted and, together with the shares described in Section 2.03(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an exchange agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”) and uncertificated shares of Company Common Stock (the “Uncertificated Shares”). As of the Effective Time, Parent shall deposit with the Exchange Agent the aggregate Cash Merger Consideration to be paid in respect of the Certificates and Uncertificated Shares (the “Payment Fund”). Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time a letter of transmittal which shall be in reasonable and customary form and instructions and which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.09 or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange. For the avoidance of doubt, Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.

(b) Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.09) to the Exchange Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration in respect of the Company Common Stock represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

(c) Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this
Article 2. In lieu thereof, each holder of record of one or more Uncertificated Shares whose Shares were converted into the right to receive the Merger Consideration shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request), be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Merger Consideration in respect of each such Uncertificated Share, and the Uncertificated Shares of such holder shall forthwith be cancelled.

(d) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered on the books of the Company, it shall be a condition to such payment that either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Uncertificated Shares and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05 in respect of any Dissenting Shares shall be returned to Parent, upon demand, provided that Parent shall return such portion of the Merger Consideration to the Exchange Agent to the extent that the holder of such Dissenting Shares fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares.

Section 2.05. Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.03(b)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware Law (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of Delaware Law; provided that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of Delaware Law or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of Delaware Law, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Uncertificated Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of Delaware Law, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06. Company Equity Awards; ESPP.

(a) At the Effective Time, each (i) Company Stock Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a Contract in effect on the date hereof, shall become vested upon the occurrence of the Closing), (ii) Specified Holder Option, other than a Specified Holder Option described in clause (i) above, that is held by a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a Non-Competition Agreement, (iii) Company Stock Option, other than a Company Stock Option described in clause (i) above, that is then outstanding and unexercised and is held by an officer or employee of the Company who is not a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a General Release, (iv) Company Stock Option that is then outstanding and unexercised, whether or not vested, that is held by an individual other than a Specified Holder or other officer or employee of the Company, which, in each case, has a per share exercise price that is less than the Cash Merger Consideration (each, an “In the Money Option”), shall be cancelled and converted into the right to receive (A) a cash payment equal to (x) the excess, if any, of (1) the Cash Merger Consideration over (2) the exercise price payable per Share under such Company Stock Option, multiplied by (y) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (B) one CVR for each Share subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).

(b) At the Effective Time, each (i) Company Stock Option other than an In the Money Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a Contract in effect on the date hereof, shall become vested upon the occurrence of the Closing), (ii) Specified Holder Option that is not an In the Money Option, other than a Specified Holder Option described in clause (i) above, that is held by a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a Non-Competition Agreement, (iii) Company Stock Option that is not an In the Money Option, other than a Company Stock Option described in clause (i) above, that is then outstanding and unexercised and is held by an officer or employee of the Company who is not a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a General Release, (iv) Company Stock Option other than an In the Money Option that is then outstanding and unexercised, whether or not vested, that is held by an individual other than a Specified Holder or other officer or employee of the Company (any Company Stock Option described in (i), (ii), (iii) or (iv), an “Out of the Money Option”), shall be cancelled and converted into the right to receive a cash payment, if any, from Parent with respect to each Share subject to the Out of the Money Option upon each Valuation Point which occurs after the Effective Time, equal to (A) the amount by which the Per Share Value Paid exceeds the exercise price payable per Share under such Out of the Money Option, less (B) the amount of all payments previously received with respect to such Out of the Money Option pursuant to this Section 2.06(b). Notwithstanding anything herein to the contrary, any (x) Out of the Money Options with an exercise price payable per Share equal to or greater than $8.30 and (y) Company Stock Options that are not vested as of the effective time and which do not vest pursuant to the terms of such Company Stock Option or the terms of a Contract in effect on the date hereof that are held by (1) a Specified Holder who has not, at or prior to the Effective Time, delivered to the Company and not revoked Non-Competition Agreement or (2) an officer or employee of the Company who is not a Specified Holder who has not, at or prior to the Effective Time, delivered to the Company and not revoked General Release shall be cancelled at the Effective Time without any consideration payable therefor.

(c) As soon as reasonably practicable after the Effective Time (but no later than the second payroll date after the Effective Time) and as soon as practicable following each Valuation Point, Parent shall cause the Surviving Corporation or its Affiliate to, and the Surviving Corporation or its Affiliate, as applicable, shall, in a manner that will not trigger a Tax or penalty under Section 409A of the Code, pay the aggregate consideration payable pursuant to Sections 2.06(a)(i) and 2.06(b), net of any applicable withholding Taxes, payable with respect to In the Money Options or Out of the Money Options through, to the extent applicable, the Surviving Corporation’s or its Affiliate’s payroll (subject to any required Tax withholdings) to the holders of Company Stock Options (or, if elected by Parent in the case of any payments pursuant to Section 2.06(b) in respect of Out of the Money Options through the Rights Agent); provided, however, that to the extent there is not a withholding obligation with respect to the Company Stock Options, the consideration payable pursuant to Section 2.06(a)(i) with respect to such Company Stock Options shall be paid in the manner described in Section 2.04 through the Payment Fund rather than this Section 2.06(c).

(d) The Company shall take such action as may be necessary under the Company’s 2006 Employee Stock Purchase Plan (as amended through the date hereof, the “ESPP”) to terminate all offerings under the ESPP as of the last day of the Company’s last payroll period ending at least ten (10) days prior to the Effective Time (the “Final Exercise Date”); provide that no further offerings shall commence under the ESPP on or following the Final Exercise Date; and terminate the ESPP as of the Final Exercise Date. Each outstanding option under the ESPP on the Final Exercise Date shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the ESPP. The Company shall provide timely notice of the setting of the Final Exercise Date and termination of the ESPP in accordance with Section 15 of the ESPP.

(e) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are appropriate or necessary to (i) immediately prior to (and, with respect to any Company Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code, no later than five (5) Business Days prior to) the Effective Time, accelerate the vesting and exercisability of each such unexpired and unexercised Company Stock Option then outstanding so that each such Company Stock Option shall be fully vested and exercisable prior to the Effective Time, (ii) terminate each Company Stock Plan as of the Effective Time (except as otherwise agreed by Parent) and (iii) cause, as of immediately prior to the Effective Time, each unexpired and unexercised Company Stock Option outstanding as of immediately prior to the Effective Time, whether vested or unvested (and each Company Stock Plan, if any, under which any Company Stock Option may be granted except, with respect to any such plan, as otherwise agreed by Parent) to be cancelled, terminated and extinguished, subject to payment pursuant to, and in order to give effect to, this Section 2.06.

Section 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.08. Withholding Rights. Each of the Company, Parent, Merger Subsidiary, the Surviving Corporation, the Exchange Agent and the Rights Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement and the CVR Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax Law and shall be entitled to request any reasonably appropriate Tax forms, including an IRS Form W-9 (or the appropriate IRS Form W-8, as applicable) or any similar information from any recipient of payments reasonably required in order to establish exemption from such deduction and withholding. Any amounts so deducted and withheld shall be timely paid over to the relevant Governmental Authorities. To the extent that the Company, Parent, Merger Subsidiary, the Surviving Corporation, the Exchange Agent or the Rights Agent, as the case may be, so deducts and withholds amounts and timely pays such amounts to the relevant Governmental Authorities, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Company, Parent, Merger Subsidiary, the Surviving Corporation, the Exchange Agent or the Rights Agent, as the case may be, made such deduction and withholding. Any compensatory payments contemplated to be made pursuant to this Agreement or the CVR Agreement shall be paid through an appropriate payroll system.

Section 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.02. Bylaws. The bylaws of the Company shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be Achillion Pharmaceuticals, Inc., until amended in accordance with Applicable Law.

Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than as set forth in the forward looking statements or as set forth in the risk factors contained therein) filed on or after March 7, 2019, (b) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies items of disclosure by reference to a particular Section or subsection of this Agreement, and (c) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is applicable to such representation and warranty, the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

Section 4.01. Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company as currently in effect.

(b) The Company has heretofore made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders of the Company, the Company Board and each committee of the Company Board held since January 1, 2016; provided that, with respect to meetings for which draft or final minutes are not yet available, the Company has provided to Parent a materially complete and correct summary thereof.

Section 4.02. Corporate Authorization.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to approve and adopt this Agreement and the Merger at the Stockholder Meeting (the “Stockholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The Stockholder Approval is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

(b) At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of the Company were present or participated and voting in favor, the Company Board duly adopted resolutions declaring that this Agreement, the Merger and the other transactions contemplated hereby and thereby are fair to, advisable and in the best interests of the Company’s stockholders, approving this Agreement, the Merger, and the other transactions contemplated hereby, directing that the adoption of this Agreement, the Merger and the other transactions contemplated hereby be submitted to a vote of the stockholders of the Company at the Stockholder Meeting, and making the Board Recommendation.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, compliance with any applicable requirements of the HSR Act and any Applicable Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions (the “Foreign Competition Laws”), compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or any national securities exchange, and any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Material Contract to which the Company is a party, or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (provided that, in making such determination, the exception set forth in clause (i) of the definition of Company Material Adverse Effect shall be disregarded).

Section 4.05. Capitalization.

(a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock. The rights and privileges of the Company Common Stock are as set forth in the Company’s certificate of incorporation. At the close of business on October 11, 2019, 139,895,888 shares of Company Common Stock were issued and outstanding and no shares of Company Common Stock were held by the Company as treasury shares; no warrants to purchase shares of Company Common Stock were issued and outstanding; Company Stock Options to purchase an aggregate of 14,973,223 shares of Company Common Stock were issued and outstanding (of which Company Stock Options to purchase an aggregate of 6,155,856 shares of Company Common Stock were exercisable), with a weighted average exercise price of $3.83; and no share of Company Common Stock was subject to issuance in respect of Company Compensatory Awards other than Company Stock Options. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on October 11, 2019, a complete and correct list of all outstanding Company Compensatory Awards, including with respect to each such award, the number of shares subject to such award, the name of the holder, the grant date, as to stock options, whether the award was intended as of its date of grant to be an “incentive stock option” under Section 422 of the Code or a non-qualified stock option, the exercise or purchase price per Share, and the vesting schedule and expiration date of each such award. The Company Stock Plans set forth in Section 4.05(b) of the Company Disclosure Schedule are the only plans or programs the Company has maintained under which any stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards have been granted and remain outstanding, or may be granted.

(c) Except as set forth in this Section 4.05 and for changes since October 11, 2019 resulting from the exercise of Company Compensatory Awards outstanding on such date, there are no outstanding shares of capital stock or voting securities of the Company, securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, or restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company, other than derivative securities or rights that are not issued by the Company (the items in the preceding clauses in this Section 4.05(c) being referred to collectively as the “Company Securities”), voting trusts, proxies or other similar agreements or understandings to which Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of Company or contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of Company. There are no outstanding obligations or commitments of any character of the Company to repurchase, redeem or otherwise acquire any of the Company

Securities. All Company Stock Options may, by their terms, be treated in accordance with Section 2.06.

Section 4.06. Subsidiaries. The Company does not have any Subsidiaries and it does not own, directly or indirectly, any stock, partnership interest, joint venture or other equity ownership interest in any other Person.

Section 4.07. SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has delivered, or otherwise made available through filings with the SEC, to Parent complete and correct copies of the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2018, 2017 and 2016, its proxy or information statements relating to meetings of the stockholders of the Company since January 1, 2016, and all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 2016 (the documents referred to in this Section 4.07(a) and Section 4.07(e), together with all information incorporated by reference therein in accordance with applicable SEC regulations and as supplemented, modified or amended since the time of filing, are collectively referred to in this Agreement as the “Company SEC Documents”).

(b) Since January 1, 2016, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed or furnished by the Company at or prior to the time so required.

(c) As of its filing date, and if amended or supplemented prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment or supplement (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively) each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(d) As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has delivered, or otherwise made available through filings with the SEC, to Parent copies of all comment letters received by the Company from the SEC since January 1, 2017 relating to the Company SEC Documents, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(f) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since January 1, 2016 was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. None of the Company, any current executive officer of the Company or, to the Knowledge of the Company, any former executive officer of the Company has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date of this Agreement.

Section 4.08. Financial Statements; Internal Controls.

(a) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and fairly presented (except as may be indicated in the notes thereto) in all material respects the financial position of the Company as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and omission of notes in the case of any unaudited interim financial statements).

(b) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) receipts and expenditures are executed in accordance with the authorization of management, and (iii) any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the year-ended December 31, 2018 (nor has any such deficiency or weakness been identified since such date).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(d) Since January 1, 2016, neither the principal executive officer nor the principal financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” in the design or operation of the Company’s internal controls over financial reporting.

(e) The audit committee of the Company Board includes an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K.

(f) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons.

Section 4.09. Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger and any amendments or supplements thereto (the “Proxy Statement”) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement at the Stockholder Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein.

Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practice, except for actions taken pursuant to this Agreement in connection with the consummation of the Merger, there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there has not been any action or event, nor any authorization, commitment or agreement by the Company with respect to any action or event, that if taken or if it occurred after the date hereof without written consent of Parent, would be prohibited by Section 6.01(a), (b), (d), (e), (f), (g), (h), (i), (j), (k), (m), (n), or (o), or a breach of Section 6.01(p) solely with respect to the foregoing subclauses of Section 6.01.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

(a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice;

(c) liabilities for performance or obligations under Contracts binding upon the Company (other than resulting from any breach or acceleration thereof);

(d) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(e) liabilities or obligations incurred directly as a result of this Agreement.

Section 4.12. Litigation.

(a) There is no Proceeding pending against or, to the Knowledge of the Company, threatened against or affecting the Company or any of its businesses or assets or any of the directors or employees of the Company or, to the Knowledge of the Company, any of its stockholders (in each case insofar as any such matters relate to their activities with the Company) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation of the Merger or any other transaction contemplated by this Agreement.

(b) The Company is not subject to any Order that prohibits or restricts the Company from engaging in or otherwise conducting its business as presently or proposed to be conducted or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.12(c) of the Company Disclosure Schedule includes a complete and accurate summary of each claim, Proceeding or Order pending or, to the Knowledge of the Company, threatened against the Company that could reasonably be expected to result in a material liability to the Company.

Section 4.13. Compliance with Applicable Law.

(a) The Company is and, since January 1, 2016 has been, in compliance in all material respects with all Applicable Laws and Orders and, to the Knowledge of the Company, no condition or state of facts exists that is reasonably likely to give rise to a material violation of, or a material liability or material default under any Applicable Law or Order. The Company has not received any written or, to the Knowledge of the Company, oral notice since January 1, 2016 of any administrative, civil or criminal investigation, audit or other Proceeding by any Governmental Authority relating to the Company or from any Governmental Authority alleging that the Company is not in compliance with any Applicable Law or Order in any material respect.

(b) The Company has in effect all material Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted. There have occurred no material defaults (with or without notice or lapse of time or both) under, material violations of, or events giving rise to any right of termination, material amendment or cancellation of, any such Governmental Authorizations.

Section 4.14. Material Contracts.

(a) Except for this Agreement, for any Company Employee Plans, for Contracts filed as exhibits to or incorporated by reference into the Company SEC Documents, as of the date of this Agreement, the Company is not a party to any Contract:

(i) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) that purports to limit or otherwise restrict in any material respect the ability of the Company to compete in any business, therapeutic or geographic area (or that, following the Merger, would by its terms apply such limits or other restrictions to Parent or its Subsidiaries);

(iii) under which (A) the Company is licensed from a third party or (B) the Company licenses to a third party, in each case (in respect of the foregoing (A) and (B)), any Intellectual Property that is material to the continued operation of the business of the Company, other than Contracts entered into in the ordinary course of business and Contracts with respect to Intellectual Property that is generally available on a commercial basis from third parties, including any Contracts providing for the license of software that is generally available on a commercial basis;

(iv) (A) containing any standstill or similar agreement pursuant to which the Company has agreed not to acquire assets or securities of another Person or (B) containing a put, call, right of first refusal or similar right pursuant to which the Company could be required to purchase or sell, or otherwise acquire or transfer, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

(v) that relates to the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of any of the Product Candidates, which, if terminated or not renewed, would reasonably be expected to have a material and adverse effect on research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of a Product Candidate;

(vi) that provides for any stockholders, investors rights, registration rights or similar agreement or arrangement;

(vii) with any sole-source suppliers of material tangible products or services or that includes any material “most favored nations” terms and conditions (including, without limitation, with respect to pricing), any material exclusive dealing or minimum purchase arrangement;

(viii) that requires aggregate payments by or to the Company in excess of $250,000 on an annual basis;

(ix) pursuant to which the Company has continuing obligations or interests in excess of $250,000 involving (x) milestone or similar payments, including upon the achievement of regulatory or commercial milestones, or (y) payment of royalties or other amounts calculated based upon any revenues or income of the Company, in each case, in respect of the foregoing (x) and (y), that cannot be unilaterally terminated by the Company without penalty without more than 60 days’ notice (excluding incidental provisions, including indemnities, that by their terms survive the termination of the relevant agreement);

(x) under which the Company leases, subleases or licenses any real property;

(xi) that relates to any swap, forward, futures, warrant, option or other derivative transaction;

(xii) that provides for indemnification of any current or former officer, director or employee;

(xiii) for acquisition, sale or similar transactions pursuant to which (x) the Company is required to pay total consideration (including assumption of debt) in the current or any future calendar year in excess of $250,000 in the aggregate or (y) any other Person has the right to acquire any assets of the Company (or any interests therein) in the current or any future calendar year with a fair market value or purchase price of more than $250,000 in the aggregate;

(xiv) relating to indebtedness for borrowed money in excess of $250,000, any guarantees thereof (other than financial guarantees entered into in the ordinary course of business consistent with past practice and surety or performance bonds or similar agreements entered into in the ordinary course of business consistent with past practice, in each case relating to indebtedness in existence on the date of this Agreement) or the granting of Liens (other than Permitted Liens) over the property or assets (including any Intellectual Property) of the Company;

(xv) relating to any loan or other extension of credit (other than trade credits and accounts receivable in the ordinary course of business consistent with past practice) made by the Company;

(xvi) that would prevent, materially delay or materially impede the Company’s ability to consummate the Merger;

(xvii) that is between the Company and any of its directors or officers or any Person beneficially owning five percent (5%) or more of the outstanding Shares; and

(xviii) that involves a financial advisor or investment bank and provides for the payment of potential fees or rights of first refusal or similar rights to act in any capacity after the Effective Time.

(b) Each such Contract described in clauses Section 4.14(a)(i) through (a)(xviii) or excluded therefrom due to the exception of being filed as an exhibit to the Company SEC Documents (each, a “Material Contract”) is in full force and effect and is a legal, valid and binding agreement of the Company and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. Since January 1, 2017, the Company has not received any written or, to the Knowledge of the Company, oral notice to terminate, in whole or part, materially amend or not renew any executory obligation of a counterparty to a Material Contract that has not terminated or expired (in each case according to its terms) prior to the date of this Agreement (nor, to the Knowledge of the Company, has there been any occurrence that a reasonable person in the position of the Company would consider an indication that any such notice of termination will be served on or after the date of this Agreement on the Company by any counterparty to a Material Contract). Neither the Company nor, to the Knowledge of the Company, any other party to any Material Contract is in default or breach in any material respect under the terms of any Material Contract, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

(c) Complete, correct and unredacted copies of each Material Contract, as amended and supplemented, have been delivered by the Company to Parent, or otherwise made available as an exhibit to the Company SEC Documents, by the Company to Parent.

Section 4.15. Taxes.

(a) The Company has timely filed (taking into account any valid extensions) all income and other material Tax Returns required to be filed by it and such Tax Returns are correct and complete in all material respects, and has paid to the applicable Taxing Authority all income and other material Taxes due and payable by it (whether or not shown as due on any Tax Return). The Company has made available to Parent complete copies of (i) all income and other material Tax Returns of, or including, the Company for Tax periods ending on or after the date that is five (5) years prior to the date of this Agreement and for any other period subject to audit or adjustment by any Taxing Authority and (ii) any Tax audit report or other similar correspondence relating to any Proceeding with respect to any Tax or any Tax Return issued to the Company by a Taxing Authority. All Taxes required to have been withheld by the Company with respect to amounts paid or owing to any employee, independent contractor, creditor or other third party have been withheld and timely remitted to the applicable Taxing Authority. The Company has complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. The Company has made adequate provision on the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents for all accrued Taxes not due as of June 30, 2019 (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income). Since June 30, 2019, the Company has incurred Taxes only in the ordinary course of business consistent with past practice.

(b) There are no currently ongoing audits, examinations, claims or other Proceedings by a Taxing Authority in respect of any Taxes or Tax Returns of the Company, and to the Knowledge of the Company no such audit, examination, claim or other Proceeding is threatened or contemplated. The Company has not received written notice from a Taxing Authority that any such audit, examination, claim or other Proceeding is currently being proposed. No deficiency for any material amount of Tax has been assessed by any Taxing Authority against the Company. There are no Liens for Taxes on any of the assets of the Company, other than Permitted Liens.

(c) The Company has timely collected all sales, use, goods and services, harmonized sales, value added, and similar Taxes required to be collected and has timely remitted such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption certificates. The Company has filed or caused to be filed with the appropriate Governmental Authority all unclaimed property reports required to be filed and has remitted to the appropriate Governmental Authority all unclaimed property required to be so remitted.

(d) The Company has never been a member of an affiliated, consolidated, combined, or unitary group for U.S. federal, state, local, or non-U.S. Tax purposes. The Company does not have any liability for Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local, or non-U.S. Law) by reason of being a member of an affiliated, consolidated, combined, or unitary group, as a transferee, as a successor, by Contract, by assumption, by operation of Law, or otherwise, or by reason of being party to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than written Contracts not primarily relating to Taxes and entered into in the ordinary course of business consistent with past practice, and that are not material in the aggregate). The Company is not a party to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than written Contracts not primarily relating to Taxes and entered into in the ordinary course of business consistent with past practice, and that are not material in the aggregate).

(e) The Company has not received written notice of any claim made by a Taxing Authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company does not have currently in effect any waiver of any statute of limitations in respect of Taxes or any agreement to any extension of time with respect to an assessment or determination for Taxes. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed. The Company has not executed, granted, or filed any power of attorney with any Taxing Authority or with respect to any Tax matter which power of attorney remains in effect. With respect to Tax matters, there are no outstanding rulings of, or requests for rulings by, any Governmental Authority or Taxing Authority addressed to the Company that will have, or if issued would have, any effect on the Company on or after the Closing Date, nor to the Knowledge of the Company has any shareholder of the Company or anyone acting on the Company’s behalf requested or received a ruling from any Governmental Authority or Taxing Authority relating to the Company.

(f) The Company has neither distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(g) The Company has not participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code, Treasury Regulation Section 1.6011-4 or any similar provision of state, local, or non-U.S. Law. The Company has not participated in any “tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder or any corresponding or similar provision of state, local, or non-U.S. Law. The Company has disclosed all positions taken on its Tax Returns that would give rise to a substantial understatement of income Tax within the meaning of Section 6662 of the Code or any corresponding or similar provision of state, local, or non-U.S. Law.

(h) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount or advance payment received or deferred revenue accrued on or prior to the Closing Date; (F) application of Section 362(e) of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law); or (G) election under Section 108(i) of the Code. No closing agreement pursuant to Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) has been entered into by or with respect to the Company.

(j) The Company is not subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other fixed place of business in that country. The Company is not a party to a gain recognition agreement under Section 367 of the Code. The Company has never participated in an international boycott, as defined in Section 999 of the Code. The Company does not have, and will not have after the Closing, any ongoing liability for any Taxes pursuant to Section 965 of the Code. The Company has complied in all material respects with all statutory provisions, rules, regulations, orders and directions in respect of any value added tax or similar Tax on consumption.

(k) All related party transactions involving the Company have been conducted at arm’s length in compliance in all material respects with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any corresponding or similar provisions of state, local or non-U.S. Law. The Company has maintained documentation (including any applicable transfer pricing studies) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any corresponding or similar provisions of state, local or non-U.S. Law.

(l) No property owned by the Company is “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, is “limited use property” within the meaning of Rev. Proc. 76-30 or 2001-28, is subject to Section 168(g)(1)(A) of the Code or subject to any provision of state, local or non-U.S. Law corresponding or similar to any of the foregoing. No property owned by the Company is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to a lease under Section 7701(h) of the Code or under any predecessor section, (iii) subject to Section 168(g)(1)(A) of the Code or (iv) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

(m) The Company does not own any interest in any entity, and is not a party to any contractual arrangement or joint venture or other arrangement, that is a partnership for income Tax purposes. The Company does not own any interest in any Person that is treated as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code. The Company (i) is not classified for Tax purposes as a partnership or disregarded entity, (ii) has never made an election under Treasury Regulation Section 301.7701-3(c) to be classified as a partnership or disregarded entity for Tax purposes and (iii) has never made a similar election under any comparable provision of any Tax Law. The Company has never (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any corresponding or similar provisions of state, local or non-U.S. Law. The Company has never been a “personal holding company” within the meaning of Section 542 of the Code. The Company has never held an interest of any kind in a foreign bank account or foreign financial account or been subject to any requirement to file TD F 90-22.1 (or its successor form, FinCEN Form 114).

Section 4.16. Employee Benefit Plans.

(a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Employee Plan. “Company Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, individual consulting, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company or with respect to which the Company or any ERISA Affiliate has any liability. Copies of each Company Employee Plan (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto have been furnished or made available to Parent together with the most recent Form 5500, with all applicable attachments, and the most recent Internal Revenue Service determination or opinion letter for such Company Employee Plan, as applicable.

(b) Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof sponsors, maintains or contributes or is obligated to contribute to, or has in the past six (6) years sponsored, maintained or contributed or has been obligated to contribute to, any Company Employee Plan subject to Title IV of ERISA, any non-U.S. defined benefit plan, any multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA, or any multiple employer plan within the meaning of Section 413(c) of the Code.

(c) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter would reasonably be expected to be revoked or not be issued. Each Company Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. Each Company Employee Plan has complied in all material respects with the requirements of COBRA. There have been no non-exempt “prohibited transactions,” as that term is defined in Section 406 of ERISA or Section 4975 of the Code, that have occurred which could subject any Company Employee Plan or related trust to any Tax or penalty on prohibited transactions imposed by Section 501(i) of ERISA or Section 4975 of the Code.

(d) No Company Employee Plan is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC, the PBGC or any other Governmental Authority, and to the Knowledge of the Company, no such audit or investigation is threatened.

(e) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee, director or independent contractor of the Company to severance pay or benefits under any Company Employee Plan; accelerate the time of payment or vesting of any compensation or equity-based award due to any employee, director or independent contractor of the Company (other than Company Stock Options as provided in this Agreement); trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or trigger any payment, increase the amount payable or trigger any other obligation pursuant to any Company Employee Plan.

(f) The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate Parent, the Surviving Corporation or the Company to make a payment that could be treated as an “excess parachute payment” under

Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(g) The Company does not have any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company except as required to comply with COBRA.

(h) There is no material action, suit, investigation, audit or proceeding (other than routine claims for benefits) pending against or involving or, to the Knowledge of the Company, threatened against or involving any Company Employee Plan or the assets of any trust under such Company Employee Plan.

(i) Each Company Employee Plan which is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has, at all times, been administered in material compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder. Each Company Stock Option has an exercise price that is not less than the fair market value of the Company Common Stock on the date of its grant (within the meaning of Section 409A of the Code) and is otherwise not subject to Section 409A of the Code. Each Company Stock Option characterized by the Company as an “incentive stock option” within the meaning of Section 422 of the Code was granted in compliance with all of the applicable requirements of Section 422 of the Code.

(j) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability or any material liability as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, that would be a liability of the Company following the Effective Time.

Section 4.17. Labor and Employment Matters.

(a) The Company is not a party to, bound by or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization. None of the employees of the Company is represented by any union with respect to his or her employment by the Company. There is no material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company relating to its business, activity or proceeding by a labor union or representative thereof to the Knowledge of the Company to organize any employees of the Company, or lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, and during the last three (3) years there has not been any such action.

(b) Since January 1, 2016, there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1998 (the “WARN Act”) in respect of the Company and the Company has not been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local, or foreign law or regulation which is similar to the WARN Act.

(c) The Company is in compliance in all material respects with all Applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages and hours, occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice.

Section 4.18. Insurance Policies. Section 4.18 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company (collectively, the “Insurance Policies”) and the coverage limitations and deductibles applicable to each such policy. All of the Insurance Policies or renewals thereof are in full force and effect and not voidable. There is no material claim by the Company pending under any of such policies or bonds as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there is no threatened termination of, or material premium increase (other than with respect to customary annual premium increases) with respect to, any Insurance Policy. Section 4.18 of the Company Disclosure Schedule identifies each material insurance claim made by the Company between the Company Balance Sheet Date and the date of this Agreement. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for any material insurance claim not listed on Section 4.18 of the Company Disclosure Schedule.

Section 4.19. Environmental Matters.

(a) No notice, demand, request for information, citation, summons or order issued by a Governmental Authority has been received by the Company, no complaint has been filed, no penalty has been assessed, and no Proceeding is pending and, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to or arising out of any failure of the Company to comply with any Environmental Law.

(b) The Company is and has been in compliance in all material respects with all applicable Environmental Laws and all Environmental Permits of the Company.

(c) There has been no release by the Company, or for which the Company would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company.

(d) There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of the Company, there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation.

Section 4.20. Intellectual Property.

(a) Section 4.20(a) of the Company Disclosure Schedule lists (i) all Registered IP and (ii) all Company IP exclusively licensed to Company (except for such licenses not required to be disclosed under Section 4.14(a)(iii)), specifying as to each such item under (i) or (ii), as applicable, the owner of such item (and whether it is solely or jointly owned by, licensed to, or under obligation of assignment to or filed in the name of, Company), the jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, the respective issuance, registration, or application number of such item, and the date of application and issuance or registration of such item. Each such item of Registered IP is (x) subsisting and solely with respect to issued or registered items included therein, to the Knowledge of the Company, valid and enforceable, and (y) is not subject to any Liens (other than Permitted Liens or other non-exclusive licenses granted in the ordinary course of business).

(b) The Company exclusively owns or is authorized to use all Company IP as currently used in the conduct of its business, free and clear of all Liens (other than Permitted Liens), and, following the transactions contemplated by this Agreement, the Surviving Corporation will have the same rights in all material respects to use Company IP as the Company prior to such transactions; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of Intellectual Property prior to January 1, 2016. The transaction contemplated by this Agreement will not have any material adverse impact on any of the Company’s right, title or interest in or to any Intellectual Property.

(c) Since January 1, 2016, (i) the Company has not infringed, misappropriated or otherwise violated the Intellectual Property of any third party and has not received any written notice of any such claim or assertion (including any invitation to license or request or demand to refrain from using any Intellectual Property of any third party), and to the Knowledge of the Company, (ii) no Person has infringed, misappropriated, or materially violated any Company IP. To the Knowledge of the Company, the process for manufacture, the use, and the proposed labelling of its Product Candidates in the formulations in clinical trials as of the date hereof do not and would not infringe, misappropriate or otherwise violate the Intellectual Property of any third party (ignoring any exemption or exception from such infringement, misappropriation or other violation provided under Applicable Law while the Company is seeking Regulatory Authorization therefor).

(d) There is no pending or, to the Knowledge of the Company, threatened in writing action, suit, proceeding or claim by any third party that the Company has infringed, misappropriated or otherwise violated any Intellectual Property of any Person.

(e) The Company has not granted any third party any right that remains in effect to enforce, sue on, or collect damages for the infringement of any Registered IP or other Company IP owned by or exclusively licensed to the Company. The Company has not granted any third party any right to control or participate in the prosecution of any Patents within the Registered IP.

(f) There is no pending or actual or, to the Knowledge of the Company, threatened in writing Proceeding against the Company or its co-owners or licensees, or Order to which the

Company or its co-owners or licensees is subject, with respect to the Company IP, including any litigation, interference, reissue, reexamination, post-grant review, inter partes review, or opposition proceeding, by any Person challenging the Company’s rights in or to any of the Registered IP, or challenging the validity, enforceability, inventorship or scope of any of the Registered IP.

(g) All current and former (in the past two (2) years) employees, contractors and consultants of the Company who are or have been substantively involved during such employment or engagement in the design or development of any product under development by the Company (including all Product Candidates), which has resulted in such Person inventing any Intellectual Property with respect thereto, have executed written Contracts pursuant to which they have assigned to the Company exclusive ownership of all such Intellectual Property created in such activities (including all Registered IP).

(h) To the Knowledge of the Company, all Persons who owe any duty of candor, disclosure, and good faith to the U.S. Patent and Trademark Office, or any similar duty to any foreign patent office, under Applicable Law with respect to the Patents within the Registered IP have fully complied with all such duties with respect to such Patents under all Applicable Laws, including 37 C.F.R. § 1.56.

(i) Inventorship of the inventions claimed in the Patents within the Registered IP is properly identified on such Patents.

(j) The Company has taken commercially reasonable measures to protect the confidentiality of the trade secrets and other confidential Intellectual Property included in the Company IP owned by or in the possession of the Company. To the Knowledge of the Company, such trade secrets and such other Intellectual Property have not been disclosed to any Person except pursuant to written non-disclosure agreements, except for any disclosures that, individually or in the aggregate with other such disclosures, would not reasonably be expected to have a Company Material Adverse Effect.

(k) The Systems have capacity, functionality and performance sufficient for the conduct as of the date hereof of the business of the Company, and conform in all material respects to, and otherwise operate in all material respects in accordance with, the documentation or other specifications therefor. The Company has implemented commercially reasonable scanning procedures for Malicious Code in the Company Software and other Systems, and none of the Systems has any Malicious Code identified by such procedures. As used above, “Malicious Code” means any virus, worm, trojan horse, back door, drop dead device, or any other code or technology that would or is intended to interfere with the normal operation of or cause damage to any software, hardware, systems or other technology, or allow circumvention of any related security controls. Since January 1, 2016, there have not been any (x) material defects in the Systems, other than defects that have been corrected or (y) failures, breakdowns, or other adverse events affecting any of the Systems that has caused or would reasonably be expected to cause any substantial or repeated loss, disruption of, or interruption in, use of, such Systems or is or would reasonably be expected to be otherwise material to the Company. Since January 1, 2016, there has not been any unauthorized access, use, intrusion or other security breach with respect to the Systems. The Company has taken commercially reasonable actions at least as protective as industry standard practices to protect the integrity and security of its Systems and the data and other information stored or processed therein. The Company has taken reasonable steps to evaluate its disaster recovery and backup needs and has implemented reasonable plans and systems designed to preserve and protect the availability, security and integrity of the Systems and the data processed or stored therein.

Section 4.21. Regulatory Matters.

(a) The Company is in material compliance with all applicable Health Care Laws that affect the business, Product Candidates, properties, assets and activities of the Company, there is no pending or, to the Knowledge of the Company, threatened Proceeding against the Company alleging any violation by the Company of any such Health Care Law, each Product Candidate has been developed, manufactured, labeled, stored, tested and otherwise produced in material compliance with applicable Health Care Laws, the Company holds, and is operating and has operated in material compliance with, all Regulatory Authorizations required by applicable Health Care Laws relating to the business, Product Candidates, properties, assets and activities of the Company and the Company has fulfilled and performed all of its material obligations with respect to such Regulatory Authorizations, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof. With respect to each Product Candidate, the Company has made available to Parent complete and accurate copies of all material clinical and preclinical data in the possession of the Company and all written correspondence between the Company and the applicable Regulatory Authorities, in each case as requested by Parent. Neither the Company nor any officer, director, agent or employee of the Company is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with any Health Care Laws or the requirements of any Governmental Authorizations related to any Health Care Laws.

(b) All preclinical and clinical trials conducted by or on behalf of the Company are being, or have been, conducted in material compliance with the applicable experimental protocols, and all applicable Health Care Laws, including the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, all applicable requirements of Good Clinical Practice, informed consent and the requirements and conditions imposed by the relevant “Institutional Review Board,” as such term is defined by the FDA, and all applicable Health Care Laws of the relevant Regulatory Authorities outside the United States. No clinical trial conducted by or on behalf of the Company has been terminated or suspended by the FDA or any other applicable Regulatory Authority or Institutional Review Board, and neither the FDA nor any other applicable Regulatory Authority has commenced or threatened in writing to initiate any action to place a clinical hold order on, or otherwise terminate, delay, suspend or materially restrict, any proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of the Company.

(c) All manufacturing operations conducted by, or for the benefit of, the Company with respect to any Product Candidate used in human clinical trials have been and are being conducted in all material respects in accordance with the applicable requirements of Good Manufacturing Practices. Neither the Company nor, to the Knowledge of the Company, any

Person acting on its behalf has, with respect to any Product Candidate, been subject to a Regulatory Authority (including FDA) shutdown or import or export prohibition or received any Form FDA-483, or other Regulatory Authority notice of inspectional observations, “warning letters,” or written requests regarding the Company’s processes or procedures relating to the manufacture of any Product Candidate, or any similar correspondence or notice from the FDA or any other Regulatory Authority in respect of the Company or its business operations alleging or asserting noncompliance with any Applicable Law, permit or requirements of a Regulatory Authority and, to the Knowledge of the Company, neither the FDA nor any Regulatory Authority is considering such action.

(d) All applications, notifications, submissions, information, claims, reports, statistics and other data utilized as the basis for, or submitted in connection with, any and all Regulatory Authorizations from the FDA or any other Regulatory Authority relating to the Company, its business operations, Product Candidates, when submitted to the FDA or such other Regulatory Authority were complete and accurate in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or such other Regulatory Authority. None of the Company or any of its officers, employees, agents or, to the Knowledge of the Company, any clinical investigator acting for the Company, has committed or failed to commit any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. None of the Company or any of its officers, employees, agents or, to the Knowledge of the Company, any clinical investigator acting for the Company, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result, or has resulted, in (i) debarment under 21 U.S.C. Section 335a or any similar Law, (ii) disqualification under 21 C.F.R. Section 312.70, or (iii) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law.

(e) The Company has made available to Parent all information about adverse drug experiences obtained or otherwise received by the Company from any source, in the United States or outside the United States, including information derived from clinical investigations prior to any market authorization approvals, clinical investigations, surveillance studies or registries, reports in the scientific literature and unpublished scientific papers relating to any Product Candidate that is or has been manufactured, tested, or held by or on behalf of the Company or in the possession of the Company (or to which it has access), in each case as requested by Parent. In addition, the Company has filed all annual and periodic reports, amendments and safety reports required for any of its Product Candidates required to be made to the FDA or any other Regulatory Authority.

(f) The Company has complied in all material respects with (i) all applicable Contracts related to the collection, use, storage or other Processing of Personal Data, (ii) all applicable Privacy and Information Security Requirements, and (iii) any Company privacy policies or notices concerning the Processing of Personal Data. Since January 1, 2016, the Company has not received any written or, to the Knowledge of the Company, oral notice or other communication, and there is no Proceeding pending or, to the Knowledge of the Company, threatened by any Governmental Authority, regarding any actual or possible violation by the

Company of any Privacy and Information Security Requirements. Since January 1, 2016, (x) the Company has not suffered any material security breaches with respect to any Personal Data, (y) there has been no material unauthorized or illegal use of or access to any Personal Data and (z) the Company has not notified, and has been required to notify, any Person of any information security breach involving Personal Data as required under applicable Privacy and Information Security Requirements. The Company employs appropriate security measures that comply in all material respects with all Privacy and Information Security Requirements to protect Personal Data within its custody or control and uses commercially reasonable efforts to require the same of its vendors that Process Personal Data on its behalf.

Section 4.22. Properties.

(a) The Company has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material real properties and material tangible assets and all such assets and real properties, other than assets and real properties in which the Company has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b) The Company does not own any real property.

(c) Section 4.22(c) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company in respect of which the Company has annual rental obligations of $100,000 or more (each, a “Leased Real Property”), the address for each Leased Real Property, current rent amounts payable by the Company related to such Leased Real Property and a description of the applicable lease, sublease or other agreement therefore (including payment amount and terms, its applicable expiration date and any renewal options) and any and all amendments, modifications, side letters relating thereto. All of the leases, subleases and other agreements (each, a “Lease Agreement”) of the Leased Real Property are valid, binding and in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby. No Lease Agreement is subject to any Lien other than Permitted Liens, including any mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any third party any interest in such Lease Agreement or any right to the use or occupancy of any Leased Real Property. The Company has performed all material obligations required to be performed by it to date under each Lease Agreement, and there are no outstanding defaults or circumstances that, upon the giving of notice or passage of time or both, would constitute a default or breach by any party under any Lease Agreement.

(d) With respect to each Leased Real Property, the Company has not subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any material portion thereof.

Section 4.23. Interested Party Transactions. The Company is not a party to any transaction or agreement with any Affiliate, stockholder that beneficially owns 5% or more of the Company Common Stock, or director or Executive Officer of the Company or, to the Knowledge of the Company, any Affiliate of any such owner, Executive Officer or director, and no event has occurred since January 1, 2016 that, in the case of either of clause (i) or clause (ii), is of a character such that it would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.24. Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption Laws.

(a) The Company has complied with the U.S. Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws.

(b) Neither the Company nor any director, officer, agent, employee or representative of the Company at the direction of or on behalf of the Company corruptly or otherwise illegally offered or gave anything of value to: any official, employee or representative of a Governmental Authority, any political party or official thereof, or any candidate for political office; or any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official, employee or representative of a Governmental Authority, any political party or official thereof, or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist in obtaining or retaining business or to secure an improper business advantage; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for, or with, or directing business to, any Person or in securing any improper advantage.

(c) There have been no false or fictitious entries made in the books or records of the Company relating to any illegal payment or secret or unrecorded fund and the Company has neither established nor maintained a secret or unrecorded fund.

Section 4.25. Finders’ Fees. Except for Centerview Partners LLC (“Centerview”), a copy of whose engagement agreement (and all indemnification and other agreements related to such engagement) has been made available to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company, any of its Affiliates, or any of its officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

Section 4.26. Opinion of Financial Advisor. The Company Board has received from Centerview an opinion to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth therein, the Cash Merger Consideration, together (and not separately) with one CVR, to be paid to the holders of Company Common Stock (except as otherwise provided in Section 2.03(b), Section 2.03(c), or Section 2.05) pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of such opinion has been delivered to Parent as of the date hereof for information purposes only.

Section 4.27. Antitakeover Statute. Assuming the accuracy of the representations and warranties of Parent and Merger Subsidiary set forth in Section 5.08, the Company and the Company Board has taken or will take all action necessary to exempt the Merger, this Agreement, the CVR Agreement and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of Delaware Law. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Applicable Law applies to the Merger, this Agreement, the CVR Agreement or any of the other transactions contemplated hereby or thereby. The Company has no rights plan, “poison-pill” or other comparable agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Subsidiary, free and clear of all Liens and transfer restrictions, except for Liens or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities law.

Section 5.02. Corporate Authorization. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and the CVR Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the CVR Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary subject only to the adoption of this Agreement by Parent as the sole stockholder of Merger Subsidiary, which will occur immediately following the execution of this Agreement. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. The CVR Agreement, when executed and delivered by Parent, will be a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the CVR Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority, other than the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, compliance with any applicable requirements of the HSR Act and the Foreign Competition Laws, compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and any actions or filings the absence of which would not reasonably be expected to prevent, materially delay or materially impair Parent’s ability to consummate the Merger and the other transactions contemplated by this Agreement.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the CVR Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not (with or without notice or lapse of time, or both) (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation and bylaws of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent, Merger Subsidiary or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

Section 5.05. Disclosure Documents. None of the written information provided by Parent specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.06. Litigation. As of the date hereof, there is no material Proceeding pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any Order that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 5.07. Financing. At the Closing, Parent shall have sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to pay the aggregate Cash Merger Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement.

Section 5.08. Ownership of Shares. Except as contemplated by this Agreement, neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Shares.

ARTICLE 6

COVENANTS

Section 6.01. Conduct of the Company. Except for matters (i) expressly permitted or contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, (ii) as required under any Company Employee Plan, (iii) as required by Applicable Law or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed with respect to the matters in clauses (a), (d), (f), (g), (h), (i), (j), (k), (l), (m), (n) or (o) of this Section 6.01), from the date of this Agreement until the Effective Time, the Company shall conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (i) preserve intact its business organization and material assets, (ii) maintain in effect all of its material Regulatory Authorizations, (iii) keep available the services of its directors, officers and employees and (iv) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with the Company. Without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule or except as required by Applicable Law, the Company shall not do any of the following without the prior written consent of Parent:

(a) amend the Company’s certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(b) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company, except for distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of Company Compensatory Awards, split, combine or reclassify any capital stock of the Company, except as otherwise provided in Section 6.01(c) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company, purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of Company Common Stock by the Company in satisfaction by holders of Company Compensatory Awards of the applicable exercise price and/or withholding taxes, or take any action that would result in any material amendment, modification or change of any material term of any Indebtedness of the Company;

(c) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options that are outstanding on the date of this Agreement, in each case in accordance with the applicable equity award’s terms as in effect on the date of this Agreement, or the issuance of shares of Company Common Stock pursuant to the ESPP and in accordance with Section 2.06(d), or amend any term of any Company Security (whether by merger, consolidation or otherwise);

(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(e) make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $250,000 in the aggregate in any fiscal quarter;

(f) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), or any other material assets (other than assets acquired in the ordinary course of business consistent with past practice);

(g) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any Company IP, material assets or material properties except as permitted by Section 6.01(o), pursuant to existing contracts or commitments, or Permitted Liens incurred in the ordinary course of business consistent with past practice;

(h) (i) hire any new employee to whom a written offer of employment has not previously been made and accepted prior to the date of this Agreement or, after the date of this Agreement, extend any new offers of employment with the Company to any individual with an annual base salary, wage rate or fees greater than $200,000, (ii) grant to any current or former director, officer, employee or consultant of the Company any increase in compensation, bonus or benefits other than pursuant to arrangements in effect on the date hereof, (iii) grant to any current or former director, officer, employee or consultant of the Company any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits other than pursuant to arrangements in effect on the date hereof, (iv) establish, adopt, enter into or amend any Company Employee Plan (other than offer letters that contemplate “at will” employment without severance benefits) or collective bargaining agreement, in each case except as required by Applicable Law, (v) take any action to amend or waive any performance or vesting criteria or accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan except to the extent required pursuant to the terms thereof or Applicable Law, or (vi) make any Person a beneficiary of any retention or severance plan, agreement or other arrangement under which such Person is not, as of the date of this Agreement, a beneficiary that would be entitled to vesting, acceleration or any other right as a consequence of consummation of the transactions contemplated by this Agreement and/or termination of employment;

(i) write-down any of its material assets, including any capitalized inventory or Company IP, or make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or Applicable Law, including Regulation S-X under the Exchange Act (in each case following consultation with the Company’s independent auditor);

(j) repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than in connection with the financing of ordinary course trade payables consistent with past practice or accounts payable in the ordinary course of business consistent with past practice), or make any loans, advances or capital contributions to, or investments in, any other Person (other than accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice);

(k) participate in any scheduled meetings or teleconferences with, or correspond in writing, communicate or consult with the FDA or any similar Governmental Authority without providing Parent (whenever feasible and to the extent permitted under Applicable Law) with prior written notice and, within 24 hours from the time such written notice is delivered, the opportunity to consult with the Company with respect to such correspondence, communication or consultation;

(l) enter into any agreement that would constitute a Material Contract if it were in existence on the date hereof, terminate, amend, restate or supplement any Material Contract or waive, release or assign any rights or claims under any Material Contract, except, that for the purposes of this Section 6.01(l), all thresholds in Section 4.14(a) shall be changed from “$250,000” to “$400,000”;

(m) except as required by Applicable Law or GAAP, (i) make, change or revoke any material Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any method of Tax accounting, (iv) amend any Tax Returns with respect to a material amount of Taxes, (v) enter into any closing agreement regarding any material Tax liability or assessment, (vi) enter into any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than written Contracts not primarily relating to Taxes and entered into in the ordinary course of business consistent with past practice, and that are not material in the aggregate), (vii) settle any material Tax claim, audit or assessment, (viii) consent to any extension or waiver of the limitation period applicable to any material Tax claim, audit or assessment, (ix) surrender any right to claim a material Tax refund (including any such refund to the extent it is used to offset or otherwise reduce Tax liability) or (x) request any ruling from any Governmental Authority or Taxing Authority with respect to Tax matters;

(n) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $250,000 in any individual case, other than (x) as required by their terms as in effect on the date of this Agreement, (y) claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves), or (z) incurred since the date of such financial statements in the ordinary course of business consistent with past practice; provided that, in the case of each of (x), (y) or (z), the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligation (other than the payment of money) to be performed by the Company following the Closing Date, waive, relinquish, release, grant, transfer or assign any right with a value of more than $250,000 in any individual case except in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company is a party;

(o) with respect to Company IP, (i) sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently protect or maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Company IP, (ii) extend, amend, waive, cancel or modify any rights in or to the Company IP, (iii) fail to diligently prosecute the Patents owned or controlled by the Company or (iv) divulge, furnish to or make accessible any trade secrets or other confidential Intellectual Property within Company IP to any third party who is not subject to an enforceable written agreement to maintain the confidentiality thereof; or

(p) authorize, commit or agree to take any of the foregoing actions.

Section 6.02. Stockholder Meeting; Board Recommendation; Proxy Material.

(a) The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable after (i) the date on which the SEC confirms that it has no further comments on the Proxy Statement; or (ii) if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC, the eleventh (11th) day after such filing, for the purpose of (A) voting on the matters requiring Stockholder Approval; and (B) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s executive officers in connection with the completion of the Merger; provided that if the Company is unable to obtain a quorum of its stockholders at such time, the Company may adjourn or postpone the date of the Stockholder Meeting for up to ten (10) Business Days and the Company shall use its reasonable best efforts during such ten (10) Business Day period to obtain such a quorum as soon as practicable, and the Company may delay, adjourn or postpone the Stockholder Meeting to the extent (and only to the extent) the Company reasonably determines that such delay, adjournment or postponement is required by Applicable Law or to comply with any order or request made by the SEC with respect to the Proxy Statement or otherwise. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03, the Company Board shall make the Board Recommendation and use its reasonable best efforts to obtain the Stockholder Approval, and the Company shall otherwise comply with all Applicable Laws applicable to the Stockholder Meeting. Without limiting the generality of the foregoing, the Company shall establish a record date for, call, give notice of, convene and hold the Stockholder Meeting and the matters constituting the Stockholder Approval shall be submitted to the Company’s stockholders at the Stockholder Meeting whether or not (i) an Adverse Recommendation Change shall have occurred or (ii) any Acquisition Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives, unless (A) this Agreement is terminated in accordance with Section 8.01, (B) an Adverse Recommendation Change shall have occurred in response to a Superior Proposal that (I) provides for consideration to the Company’s stockholders consisting only of cash, (II) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the Third Party that made the Superior Proposal at the time the Adverse Recommendation Change Occurs), (III) is reasonably capable of being completed on the terms proposed without unreasonable delay and (IV) includes termination rights for the Third Party that made the Superior Proposal on terms no less favorable to the Company than the terms set forth in this Agreement, all from a Third Party capable of performing such terms, or (C) a Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives that (I) provides for consideration to the Company’s stockholders consisting only of cash, (II) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the Third Party that made the Superior Proposal), (III) is reasonably capable of being completed on the terms proposed without unreasonable delay and (IV) includes termination rights for the Third Party that made the Superior Proposal on terms no less favorable to the Company than the terms set forth in this Agreement, all from a Third Party capable of performing such terms. Unless this Agreement is terminated in accordance with Section 8.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company’s stockholders with respect to the Merger at the Stockholder Meeting. The notice of such Stockholder Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent’s prior written consent (other than a non-binding, advisory vote to approve or disapprove certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger).

(b) Except to the extent expressly permitted by Section 6.03: (i) the Company Board (as it may be constituted on the date hereof) shall unanimously recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger (the “Board Recommendation”) at the Stockholder Meeting; (ii) the Proxy Statement shall include the Board Recommendation; and (iii) neither the Company Board nor any committee thereof shall fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation.

(c) As promptly as practicable after the date hereof, the Company and Parent shall prepare jointly and the Company shall file with the SEC the Proxy Statement (but in no event later than fifteen (15) Business Days after the date of this Agreement) and as soon as practicable thereafter use its reasonable best efforts to mail to its stockholders the Proxy Statement (but in no event later than five (5) Business Days after the clearance of the Proxy Statement by the SEC or after receipt of confirmation from the SEC that it will not be reviewing the Proxy Statement) and all other proxy materials for the Stockholder Meeting, and if necessary in order to comply with applicable securities laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies. The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other party hereto may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and the Company shall include in such document any comments reasonably proposed by Parent and its counsel. The Company shall as promptly as practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments, consider in good faith any comments reasonably proposed by Parent and its counsel, and provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC.

Section 6.03. No Solicitation.

(a) The Company shall not, and shall not authorize or permit any of its Representatives to, and the Company shall instruct each such Representative not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any Acquisition Proposal (other than informing Persons of the provisions set forth in this Agreement); (ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company to, afford access to the business, properties, assets, books or records of the Company to or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, any Acquisition Proposal; (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company; (iv) approve any transaction under, or any Third Party becoming an “interested stockholder” under, Section 203 of Delaware Law; or (v) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of the Company shall be deemed to be a breach of this Section 6.03 by the Company. The Company shall and shall cause its Representatives to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of non-public information in respect of the Company that was furnished by or on behalf of the Company to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding the foregoing provisions of Section 6.03(a), prior to the Stockholder Approval, the Company Board, directly or indirectly through any Representative, may (i) engage in negotiations or discussions with any Third Party that has made in writing after the date of this Agreement (and not withdrawn) a bona fide unsolicited Acquisition Proposal that did not result from or arise out of a breach of this Section 6.03, and that the Company Board believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a Superior Proposal and (ii) thereafter furnish to such Third Party non-public information relating to the Company pursuant to an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 6.03 (a copy of which confidentiality agreement shall be promptly and in any event within twenty-four (24) hours of execution by the Company provided for informational purposes only to Parent), but in each case under the preceding clauses (i) and (ii), only if the Company Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law. For the avoidance of doubt, the Company Board will not be in violation of this Section 6.03 if, in connection with the preceding clause (i), the Company and its Representatives contacts such Third Party or Third Parties solely to clarify the terms and conditions of such Acquisition Proposal solely to determine whether it constitutes or would reasonably be expected to lead to a Superior Proposal.

(c) The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 6.03(b), unless the Company shall have notified Parent in writing at least one (1) Business Day before taking such action that it intends to take such action. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal. In such notice, the Company shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication, offer, proposal or request. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal, inquiry, offer, proposal or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall promptly provide Parent with any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any Third Party that was not previously provided to Parent.

(d) Neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within ten (10) Business Days after Parent so requests in writing, (iv) make any public statement inconsistent with the Board Recommendation or (v) resolve or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”). Notwithstanding the preceding sentence, at any time prior to the Stockholder Approval,

(i) the Company Board, following receipt of and on account of a Superior Proposal, may make an Adverse Recommendation Change and terminate this Agreement pursuant to Section 8.01(d)(i), but only if the Company Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; provided, however, that the Company Board shall not make an Adverse Recommendation Change, unless (A) the Company promptly notifies Parent, in writing at least four (4) Business Days before making an Adverse

Recommendation Change (the “Notice Period”), of its intention to take such action with respect to a Superior Proposal, (B) the Company attaches to such notice the most current version of the proposed agreement or a reasonably detailed summary of all material terms of any such Superior Proposal (which version or summary shall be updated on a prompt basis) and the identity of the Third Party making the Superior Proposal, (C) the Company negotiates, and causes its financial and legal advisors to negotiate, during the Notice Period, with Parent in good faith and to make such adjustments in the terms and conditions of this Agreement that Parent, in its discretion, proposes; it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions); and (D) the Company Board determines in good faith, after giving effect to the proposals made by Parent during such period, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal remains a Superior Proposal and the failure to make the Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(d)(i) would be inconsistent with the fiduciary duties of the Company Board under Applicable Law; and

(ii) the Company Board may, in response to a material fact, event, change, development or set of circumstances (other than an Acquisition Proposal occurring or arising after the date of this Agreement) that was not known to the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date of this Agreement (and not relating in any way to any Acquisition Proposal) (such material fact, event, change, development or set of circumstances, an “Intervening Event”) make an Adverse Recommendation Change if the Company Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that, in light of such Intervening Event, the failure of the Company Board to effect such an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that no fact, event, change, development or set of circumstances shall constitute an Intervening Event if such fact, event, change, development or set of circumstances resulted from or arose out of the announcement, pendency or consummation of the Merger; provided, further, that the Company shall not be entitled to exercise its right to make an Adverse Recommendation Change pursuant to this clause (ii) unless the Company has provided to Parent at least four (4) Business Days’ prior written notice advising Parent that the Company Board intends to take such action and specifying the facts underlying the Company Board’s determination that an Intervening Event has occurred, and the reasons for the Adverse Recommendation Change, in reasonable detail, and during such four (4) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for an Adverse Recommendation Change as a result of the Intervening Event, if Parent, in its discretion, proposes to make such adjustments; it being agreed that in the event that, after commencement of the Notice Period, there are any material changes to the Intervening Event, the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions).

(e) Nothing contained in this Section 6.03 shall prevent the Company Board from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal; provided that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly publicly reaffirms its Board Recommendation (x) in such communication or (y) within two (2) Business Days after requested to do so by Parent.

Section 6.04. Access to Information. From the date hereof until the Effective Time, the Company shall give to Parent and its Representatives reasonable access to the offices, properties, books, records, Contracts, Governmental Authorizations, documents, directors, officers and employees of the Company during normal business hours, furnish to Parent and its Representatives such financial, Tax and operating data and other information as such Persons may reasonably request (including the work papers of PricewaterhouseCoopers LLP upon receipt of any required consent from PricewaterhouseCoopers LLP), and instruct its Representatives to cooperate with Parent and its Representatives in its investigation; provided, however, that the Company may restrict the foregoing access to the extent that any Applicable Law requires the Company to restrict or prohibit access to any such properties or information or such disclosure would, based on the advice of such party’s counsel, result in a waiver of attorney-client privilege, work-product doctrine or any other applicable privilege applicable to such information. Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

Section 6.05. Notice of Certain Events.

(a) In connection with the continuing operation of the business of the Company between the date of this Agreement and the Effective Time, subject to Applicable Law, the executive officers of the Company, including but not limited to the Chief Executive Officer of the Company, shall consult in good faith on a regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with the Company, the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided that no such consultation shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(b) The Company shall promptly notify Parent of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii) any Proceeding commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.12, 4.13 or 4.15 as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement; and

(iv) any inaccuracy of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 7.02 not to be satisfied.

Section 6.06. 401(k) Plans. Effective as of the day immediately preceding the Effective Time, unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, the Company shall take all actions necessary to effect the termination of the Company 401(k) Plan and shall provide Parent evidence that the Company 401(k) Plan has been terminated pursuant to an action by the Company Board. In the event that Parent requests that the Company’s 401(k) plan be terminated, Parent shall offer participation in Parent’s tax-qualified defined contribution plan not later than 120 days following the Effective Date to each Continuing Employee.

Section 6.07. Employee Benefit Plan Matters.

(a) For a period of one (1) year following the Effective Time, Parent shall provide, or cause to be provided, to those employees of the Company who are employed by the Company as of immediately prior to the Effective Time and who continue to be actively employed by the Surviving Corporation (or any Affiliate thereof) during such one-year period (the “Continuing Employees”) (i) base salary and base wages no less favorable than such base salary and base wages, (ii) short-term incentive compensation opportunities (excluding, for the avoidance of doubt, any equity-based compensation) no less favorable in the aggregate than such short-term incentive compensation opportunities and (iii) benefits (including severance benefits) no less favorable in the aggregate than such benefits, in each of the above clauses (i) (ii) and (iii), as provided to such Continuing Employees immediately prior to the execution of this Agreement.

(b) From and after the Closing Date, with respect to Continuing Employees, Parent shall use commercially reasonable efforts to cause the service of each such Continuing Employee with the Company and its ERISA Affiliates prior to the Closing Date to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their ERISA Affiliates, but not including any equity compensation plans, programs, agreements or arrangements (collectively, the “Parent Benefit Plans”) in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits.

(c) From and after the Closing Date, with respect to each Parent Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate, Parent shall use reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his commencement of participation in such Parent Benefit Plan but, with respect to long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of Parent’s applicable insurance contracts in effect as of the Closing Date; provided that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment Section 6.07(a) shall control; and provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

(d) In the event that the Closing occurs prior to the Company paying annual cash incentives in respect of 2019, Parent shall pay to each Continuing Employee a cash bonus in respect of 2019 in an amount equal to the cash bonus amount payable under the applicable Company annual cash incentive plan or program based on the greater of target or actual level of achievement of the applicable performance criteria, with such level of achievement (i) measured during the period from and including January 1, 2019 through and including the end of the calendar month immediately preceding the month in which the Closing Date occurs; (ii) determined by the Compensation Committee of the Company Board in the ordinary course of business (including, without limitation, adjustments to account for non-recurring items), and without regard to any costs and expenses associated with the transactions contemplated by this Agreement or any non-recurring events that would not reasonably be expected to have affected the Company in the absence of the transactions contemplated by this Agreement; and (iii) annualized, on a straight line basis, through the end of the quarter in which the Closing Date occurs. Such bonus amounts shall be paid, less any required withholding Taxes, on or about the date on which the Company would normally pay bonuses in the first calendar quarter of 2020 and in no event later than March 15, 2020 (or, if earlier, in accordance with the applicable Company severance policy or program or employment agreement upon a qualifying termination of employment occurring prior to such date).

(e) Parent, the Company and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.07 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including any employees, former employees, any participant in any Company Employee Plan or any beneficiary thereof or any right to continued employment with Parent, Company, the Surviving Corporation or any of their Affiliates. Nothing in this Section 6.07 shall be deemed to amend any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

Section 6.08. State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Subsidiary, the Merger or any other transaction contemplated by this Agreement or the CVR Agreement, then each of the Company, Parent, Merger Subsidiary, and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.09. CVR Agreement. At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

Section 6.10. Obligations of Merger Subsidiary. Parent shall cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and Parent shall be jointly and severally liable with Merger Subsidiary for the due and timely performance and satisfaction of each of its obligations under this Agreement.

Section 6.11. Voting of Shares. Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Subsidiary held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

Section 6.12. Director and Officer Liability.

(a) For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance and fiduciary liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance); provided that in satisfying its obligation under this Section 6.12(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of Four Million Eight Hundred Thousand Dollars ($4,800,000) (the “Maximum Premium”), and if such premiums for such insurance would at any time exceed the Maximum Premium, then the Surviving

Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s judgment, provide the maximum coverage available at an annual premium equal to the Maximum Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from acts or omissions that occurred on or before the Effective Time, including, in respect of the transactions contemplated by this Agreement; provided that the amount paid for such prepaid policies does not exceed the Maximum Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time through the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to: (i) each indemnification agreement in effect between the Company and any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company (the “Indemnified Parties”); and (ii) any indemnification provision and any exculpation provision and advancement of expenses provision set forth in the certificate of incorporation or by-laws of the Company as in effect on the date of this Agreement; provided that such obligations shall be subject to any limitation imposed from time to time under Applicable Law. If, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Party delivers to the Company, the Surviving Corporation or Parent, as applicable, a written notice asserting a claim for indemnification under any of the provisions set forth in clauses (i) or (ii) above, then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(c) If Parent, the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.12.

Section 6.13. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, the delivery of required notices to, and the obtaining of required consents or waivers from, third parties and the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b) In furtherance and not in limitation of the undertakings pursuant to this Section 6.13, each of Parent and the Company shall provide or cause to be provided as promptly as practicable to Governmental Authorities with regulatory jurisdiction over enforcement of any Antitrust Laws (each such Governmental Authority, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any Antitrust Laws as promptly as practicable following the date of this Agreement (but in no event more than ten (10) Business Days from the date hereof except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any Antitrust Laws; and use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by this Agreement by any Governmental Authority.

(c) Notwithstanding anything to the contrary herein, in no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any Proceeding, whether judicial or administrative, brought by any Governmental Authority or appeal any Order challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement, or seeking to obtain from Parent or any of its Subsidiaries any damages in connection therewith, or seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business, assets or any product of the Company or Parent or any of its Subsidiaries or to require any such Person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or enter into a consent decree or hold separate all or any portion of the business, assets or any product of the Company or Parent or any of its Subsidiaries, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any Proceeding against the Company and/or its directors relating to the transactions contemplated by this Agreement and will obtain the prior written consent of Parent prior to settling or satisfying any such Proceeding.

(d) Notwithstanding anything to the contrary herein, in connection with the receipt of any necessary governmental approvals or clearances (including under any Antitrust Law), nothing in this Agreement shall require Parent or any of its Subsidiaries to, nor shall the Company without the prior written consent of Parent agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, any of its Subsidiaries, or the Company.

(e) Subject to Applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement, promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, or any other Governmental Antitrust Authority and promptly furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. The Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting. Neither Parent nor the Company shall, without prior written consent of the other: (i) withdraw its filing under the HSR Act or any other applicable Foreign Competition Laws or (ii) commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable Foreign Competition Laws. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.13 as “Antitrust Counsel Only Material.” Notwithstanding anything to the contrary in this Section 6.13, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company.

(f) Each of Parent and Merger Subsidiary agrees that, between the date of this Agreement and the Closing Date, each of Parent and Merger Subsidiary shall not, and shall ensure that none of its Subsidiaries or other Affiliates shall, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby.

Section 6.14. Certain Filings. The Company and Parent shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and in taking such reasonable actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 6.15. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except (a) as such release or announcement may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed or (b) as such release or announcement may be made with respect to an Adverse Recommendation Change effected in accordance with Section 6.03. Except in the case of clause (b) above, the party making the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith.

Section 6.16. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.17. Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

Section 6.18. Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the Non-disclosure Agreement dated as of October 11, 2018 by and between Parent and the Company (the “Confidentiality Agreement”).

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01. Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.13(e)) applicable to the Merger under the HSR Act or any Foreign Competition Laws set forth in Section 7.01(c) of the Company Disclosure Schedule shall have expired or been terminated, and any affirmative approval of a Governmental Authority required under any Foreign Competition Laws set forth in Section 7.01(c) of the Company Disclosure Schedule shall have been obtained.

Section 7.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligation of Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) (i) the representations and warranties contained in Section 4.05 shall be true in all respects when made and as of immediately prior to the Effective Time as if made at and as of such time; provided that the condition set forth in this Section 7.02(a)(i) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true would, increase the aggregate Cash Merger Consideration by more than $1,000,000; (ii) each of the Specified Company Representations, to the extent not qualified as to materiality or “Company Material Adverse Effect,” shall be true in all material respects, and to the extent so qualified shall be true in all respects as so qualified, when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Specified Company Representation that is made only as of a specified date, which need only to be true in all material respects as of such specified date); (iii) the Other Company Representations, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, shall be true when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Other Company Representations that are made only as of a specified date, which need only to be true as of such specified date); provided that the Other Company Representations as modified in clause (iii) shall be deemed true at any time unless the individual or aggregate impact of the failure to be so true of the Other Company Representations would have or reasonably be expected to have a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect;

(b) the Company shall have performed in all material respects its obligations under the Agreement, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect;

(c) there shall not be instituted, pending or threatened any Proceeding initiated by any Governmental Authority, or instituted, pending or threatened any Proceeding initiated by any other Third Party that has a reasonable likelihood of success, (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or seeking to obtain material damages in connection therewith, (ii) seeking to restrain or prohibit Parent’s ownership or operation (or that of its Affiliates) of all or any material portion of the business, assets or products of the Company or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Affiliates to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any material portion of the business, assets or products of the Company or of Parent and its Subsidiaries, taken as a whole, (iii) seeking, directly or indirectly, to impose or confirm material limitations on the ability of Parent or any of its Affiliates effectively to acquire, hold or exercise full rights of ownership of Company Common Stock or any shares of common stock of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the Company’s stockholders, or (iv) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent’s other Affiliates of any Equity Interests;

(d) there shall not be in effect any Order that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 7.02(c); and

(e) there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 7.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct, disregarding any materiality qualifications contained therein, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute a Parent Material Adverse Effect as of immediately prior to the Effective Time as if made at and as of such time (other than any such representation and warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date), and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect;

(b) Parent and Merger Subsidiary shall have performed in all material respects their respective obligations under the Agreement, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect; and

(c) The CVR Agreement shall be in full force and effect.

ARTICLE 8

TERMINATION

Section 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before April 15, 2020 (subject to possible extension as provided below, the “End Date”); provided that if the conditions to the completion of the Merger set forth in Section 7.01(c) or Section 7.01(b) (solely in respect of the HSR Act or other Foreign Competition Laws) shall not have been satisfied by the End Date (as it may be extended as set forth below), but all other conditions set forth in Article 7 would be satisfied if the Closing Date were to occur on such date, then Parent shall be entitled to extend the End Date by a three (3)-month period by written notice to the Company (the End Date may be so extended not more than three times at the election of Parent), it being understood that in no event shall the End Date be extended to a date that is later than January 15, 2021 (and all references to the

End Date herein shall be as so extended); provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

(ii) any Governmental Authority of competent jurisdiction shall have issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or if there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party whose material breach of this Agreement has cause or resulted in the issuance of such final and nonappealable order, decree, injunction, ruling or other action; or

(iii) the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

(c) by Parent:

(i) if an Adverse Recommendation Change shall have occurred;

(ii) if the Company shall have entered into a definitive agreement (other than a confidentiality agreement contemplated by Section 6.03(b)) relating to any Acquisition Proposal;

(iii) if the Company or any of its Representatives shall have willfully and materially breached any of its obligations under Section 6.03; or

(iv) in the event of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or a breach of any representation or warranty of the Company set forth in this Agreement, in either case such that the conditions to the Merger set forth in Section 7.02(a) or Section 7.02(b), respectively, would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, in the event that any such breach by the Company is curable by the Company through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) calendar days, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.01(c)(iv) until the earlier to occur of the expiration of a thirty (30) calendar day period after delivery of written notice from Parent to the Company of such breach; provided that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(iv) if Parent or Merger Subsidiary is then in material breach of any representation, warranty, covenant or obligations hereunder; or

(d) by the Company:

(i) if prior to the Stockholder Approval, the Company Board authorizes the Company, in compliance with the terms of this Agreement, including Section 6.03(d), to enter into a binding definitive agreement in respect of a Superior Proposal with a Third Party; provided that the Company shall have paid any amounts due pursuant to Section 9.04 in accordance with the terms, and at the times, specified therein; provided, further that, in the event of such termination, the Company substantially concurrently enters into such binding definitive agreement; or

(ii) in the event of a material breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or a material breach of any of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement; provided, however, that, notwithstanding the foregoing, in the event that any such breach by Parent or Merger Subsidiary is curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.01(d)(ii) until the earlier to occur of the expiration of a thirty (30) calendar day period after delivery of written notice from the Company to Parent of such breach; provided, further, that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(ii) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder.

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto.

Section 8.02. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party hereto; provided that no such termination shall relieve any party hereto of any liability for damages resulting from any willful or intentional breach of this Agreement. The provisions of Section 6.18, this Section 8.02 and Sections 9.04, 9.05(b), 9.06, 9.07 and 9.08 and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 8.01.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), on the fifth (5th) Business Day after dispatch by registered or certified mail, on the next Business Day if transmitted by national overnight courier or on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

if to Parent, to:

Alexion Pharmaceuticals, Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Attention: General Counsel (ellen.chiniara@alexion.com)

with a copy, which shall not constitute notice, to:

Foley Hoag LLP

Seaport Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210

Attention: Mark A. Haddad (mhaddad@foleyhoag.com)

if to the Company, to:

Achillion Pharmaceuticals, Inc.

1777 Sentry Parkway West

Building 14, Suite 200

Blue Bell, Pennsylvania 19422

Attention: Martha Manning (mmanning@achillion.com)

with a copy, which shall not constitute notice, to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Attention: Graham Robinson (graham.robinson@skadden.com)

Section 9.02. Survival of Representations and Warranties. The representations and warranties contained herein (as qualified in the Company Disclosure Schedule) or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 9.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is duly executed and delivered, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under Delaware Law unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04. Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, Parent shall pay all filing fees payable pursuant to the HSR Act or any Foreign Competition Laws; provided, that if this Agreement is terminated pursuant to Section 8.01 (other than pursuant to Section 8.01(d)(ii)), the Company shall promptly thereafter reimburse Parent for one-half of all such filing fees paid by Parent.

(b) If this Agreement is terminated pursuant to Section 8.01(c)(i) or Section 8.01(c)(ii), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to $20,000,000 (the “Termination Fee”).

(c) If this Agreement is terminated pursuant to Section 8.01(d)(i), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

(d) If this Agreement is terminated pursuant to (i) Section 8.01(b)(i) or 8.01(b)(iii) and prior to such termination (in the case of termination pursuant to Section 8.01(b)(i)) or the Stockholder Meeting (in the case of termination pursuant to Section 8.01(b)(iii)), an Acquisition Proposal shall have been publicly announced and not publicly withdrawn, or (ii) Section 8.01(c)(iii), and in each case within twelve (12) months following the date of such termination the Company shall have entered into a definitive agreement with respect to, recommended to its stockholders or consummated, a transaction contemplated by, in the case of termination pursuant to Section 8.01(b)(i) or Section 8.01(b)(iii), such Acquisition Proposal or, in the case of termination pursuant to Section 8.01(c)(iii), any Acquisition Proposal, then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after entering into such definitive agreement, making such recommendation or consummating such transaction, the Termination Fee.

(e) In the event that the Agreement is terminated whereby the Termination Fee is payable by the Company to Parent pursuant to Section 9.04(b), 9.04(c) or 9.04(d), the Termination Fee shall be the sole and exclusive remedy of Parent, Merger Subsidiary or any of their respective Affiliates against the Company and any of its respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise; and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, other than with respect to claims for, arising out of or in connection with willful and material breach of this Agreement.

(f) If this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii), provided that in either case, at the time of such termination of this Agreement, the condition set forth in Section 7.01(c) hereto has not been satisfied and the failure of such condition to be satisfied did not result from any material breach by the Company of any covenant or obligation set forth in this Agreement, then, in either such event, Parent shall pay to the Company (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to (i) if this Agreement is terminated on or prior to the date that is six (6) months after the date of this Agreement, $30,000,000, (ii) if Parent has extended this Agreement pursuant to Section 8.01(b)(i) and this Agreement is terminated after the date that is six (6) months after the date of this Agreement but on or prior to the date that is nine (9) months after the date of this Agreement, $40,000,000, (iii) if Parent has extended this Agreement twice pursuant to Section 8.01(b)(i) and this Agreement is terminated after the date that is nine (9) months after the date of this Agreement but on or prior to the date that is twelve (12) months after the date of this Agreement, $50,000,000 or (iv) if Parent has extended this Agreement three times pursuant to Section 8.01(b)(i) and this Agreement is terminated after the date that is twelve (12) months after the date of this Agreement, $60,000,000 (such applicable amount, the “Parent Termination Fee”). The payment by Parent of the Parent Termination Fee shall be the sole and exclusive remedy of the Company in the event of termination of this Agreement under circumstances requiring the payment of the Parent Termination Fee, other than with respect to claims for, arising out of or in connection with willful and material breach of this Agreement.

(g) The parties acknowledge that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company, Parent or Merger Subsidiary, as applicable, fails to pay any amount due pursuant to this Section 9.04 when due, such party shall pay the reasonable and documented costs and expenses (including reasonable and documented legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the WSJ Prime Rate as published by Dow Jones & Company, Inc. in effect on the date such payment was required to be made from the date such amount was first payable to the date it was actually received by the party to whom it was due.

Section 9.05. Binding Effect; No Third-Party Beneficiaries; No Assignment.

(a) The provisions of this Agreement shall be binding upon and, except as provided in Section 6.12 (which shall be to the benefit of the parties referred to in such section), shall inure only to the benefit of the parties hereto and their respective successors and assigns. Except (i) as provided in Section 6.12 and (ii) for the right of the Company, on behalf of the holders of the Shares to pursue derivative damages in accordance with the terms of this Agreement in the event of Parent’s, or Merger Subsidiary’s breach of this Agreement, which right is hereby acknowledged and agreed by Parent and Merger Subsidiary (provided that this clause is not intended, and under no circumstances shall be deemed, to create any right of the holders of the Shares or the holders of awards under any Company Stock Plan to bring an action against Parent or Merger Subsidiary pursuant to this Agreement or otherwise), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any

Person other than the parties hereto, and nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their Affiliates at any time; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of any of its obligations hereunder. Any assignment in violation of the foregoing shall be null and void.

Section 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would cause the application of the laws of any other jurisdiction.

Section 9.07. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or any state appellate court therefrom or if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.10. Entire Agreement. This Agreement and the CVR Agreement (including any annexes, schedules and exhibits hereto and thereto), together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to their subject matter.

Section 9.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties agree to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.12. Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. In the event of any breach or threatened breach by Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, of any covenant or obligation of such party contained in this Agreement, the other party shall be entitled to, and the other party will not oppose (on the basis that the other party has an adequate remedy at law), in addition to any monetary remedy or damages and without proof of damages or otherwise: a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and an injunction or other equitable relief restraining such breach or threatened breach. The parties also agree that the right of specific performance is an integral part of the Merger and the other transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.12 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.13. Disclosure Schedule. Any reference in a particular section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section or subsection of this Agreement and any other Section or subsection of this Agreement to the extent it is reasonably apparent on the face of such disclosure that such disclosure applies to such other Section or subsection.

Section 9.14. Rules of Construction.

Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Joseph Truitt
Name: Joseph Truitt
Title: President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Aradhana Sarin
Name: Aradhana Sarin
Title: Chief Strategy and Business Officer

BEAGLE MERGER SUB, INC.

By:	/s/ Aradhana Sarin
Name: Aradhana Sarin
Title: President

Signature Page to Agreement and Plan of Merger

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION

OF

ACHILLION PHARMACEUTICALS, INC.

(originally incorporated on August 5, 1998)

FIRST:    The name of the corporation (the “Corporation”) is Achillion Pharmaceuticals, Inc.

SECOND:    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of capital stock that the Corporation has the authority to issue shall be 2,000, consisting of 1,000 shares (each, a “Preferred Share”) of preferred stock, par value $0.001 per share (“Preferred Stock”) and 1,000 shares of common stock, par value $0.001 per share (“Common Stock”).

A.    COMMON STOCK

1.    General. The dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).

B.    PREFERRED STOCK

The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted and imposed on the Preferred Stock are as set forth below in this Part B of this Article Fourth. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.    Dividends.

(a)    From and after the date of this Certificate of Incorporation, holders of the Preferred Shares, in preference to the holders of any other class or series of the Corporation’s stock (the “Junior Stock”), shall be entitled to receive cumulative dividends (accruing from and after the date of issuance of such Preferred Shares) at the rate of eight percent (8%) of the Preferred Share Price (as hereinafter defined), which shall compound annually on each outstanding Preferred Share whether or not such dividends are earned or declared and whether or not sufficient funds are legally available therefor (as adjusted for any stock dividends, combinations, splits, recapitalizations and related transactions with respect to such shares).

(b)    So long as any Preferred Share shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation or any subsidiary or affiliate thereof (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation at a price per share determined in accordance with such agreements or upon the exercise of the Corporation’s right of first offer, if any, upon a proposed transfer) until all accrued dividends on the Preferred Shares shall have been paid.

2.    Liquidation.

(a)    Upon a Liquidation (as defined below), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Preferred Shares shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each Preferred Share, an amount (the “Preference Amount”) equal to the sum of (A) $50,000 (the “Preferred Share Price”) and (B) all accrued and unpaid dividends (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event after the date of issuance of the first Preferred Share) before any distribution shall be made to the holders of the Common Stock, or any other class or series of Junior Stock of the Corporation. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Shares the full Preference Amount to which they shall be entitled, the holders of Preferred Shares shall share pro rata in any distribution of assets in accordance with their respective Preference Amounts.

(b)    “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, or (ii) any Sale of the Corporation. “Sale of the Corporation” means (i) the sale of all or substantially all of the Corporation’s assets, (ii) the sale or transfer of the outstanding shares of capital stock of the Corporation, or (iii) the merger or consolidation of the Corporation with another person or entity, in each case in clauses (ii) and (iii) of this sentence above under circumstances in which the holders of the voting power of outstanding capital stock of the Corporation, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way or merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

(c)    If any or all of the proceeds payable to the stockholders of the Corporation in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board of Directors.

(d)    Payments to Holders of Common Stock. In the event of a Liquidation, after the payment in full of all Preference Amounts required to be paid to the holders of Preferred Shares, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

3.    Redemption.

(a)    At any time after the three-year anniversary of the date of this Certificate of Incorporation, the Corporation may, at its option, and at any time, redeem, at the applicable Preference Amount (as determined in Section 2(a) above), all (but not less than all) of the Preferred Stock then outstanding. The Corporation shall give notice pursuant to this Section 3 to all of the holders of the then outstanding Preferred Shares at the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice.

(b)    Notice. If the Corporation elects to redeem the Preferred Shares in accordance with Section 3(a), the Corporation shall mail a notice of redemption (the “Redemption Notice”) to each holder of Preferred Shares, addressed to such stockholder at the address appearing on the books of the Corporation. The Redemption Notice shall include (i) the shares to be redeemed, (ii) the redemption date, (iii) the redemption price and (iv) the place at which the stockholders may obtain payment of the redemption price upon surrender of their share certificates.

(c)    Cessation of Rights. If funds are available on the date fixed for a redemption of the Preferred Shares, then, whether or not the certificates representing the Preferred Shares which are to be redeemed are surrendered for payment of the applicable redemption price, the Preferred Shares which are redeemed shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to the Preferred Shares redeemed on or after the date fixed for redemption and shall be entitled only to receive the applicable redemption price for such redeemed shares, without interest, upon surrender of the certificates, representing the redeemed shares.

4.    Voting. No holder of Preferred Shares shall be entitled to any voting rights with respect to such Preferred Shares, except as required by law.

FIFTH:    In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a)    Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the board of directors of the Corporation; and

(b)    Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws of the Corporation; and

(c)    Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated by the board of directors of the Corporation or in the by-laws of the Corporation; and

(d)    Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

SIXTH:    The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person (other than actions, suits, proceedings, claims or counterclaims to enforce such person’s rights to indemnification or advancement) unless such action, suit, proceeding, claim or counterclaim was authorized in the specific case by the board of directors of the Corporation. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal. In furtherance of and not in limitation of the foregoing, the Corporation shall advance expenses, including attorneys’ fees, incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation.

SEVENTH:    No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director’s breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

EIGHTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this [    ] day of [                ].

ACHILLION PHARMACEUTICALS, INC.

By:

Name:

Title:

Exhibit B

FORM OF

CONTINGENT VALUE RIGHTS AGREEMENT

Dated as of

[                ], 20[    ]

among

Alexion Pharmaceuticals, Inc.

and

[Rights Agent]

as Rights Agent

i

ii

CONTINGENT VALUE RIGHTS AGREEMENT

CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 20[    ] (this “Agreement”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), [●], as rights agent (the “Rights Agent”), in favor of each person who from time to time holds one or more contingent value rights (the “CVRs”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated October 15, 2019 (the “Merger Agreement”), by and among Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Parent and Beagle Merger Sub, Inc., a Delaware corporation wholly owned by Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”) with the Company surviving (the “Surviving Corporation”), on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, Parent has agreed to provide to the Holders of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) and Holders of In the Money Options (as defined in the Merger Agreement) (the “Option Holders”) the right to receive the Regulatory Approval Milestone Payment and the Clinical Trial Milestone Payment (each, as defined below) during the Regulatory Approval Milestone Period and the Clinical Trial Milestone Period, respectively (each as defined below);

WHEREAS, pursuant to this Agreement, the potential amount payable per CVR with respect to the Regulatory Approval Milestone Payment is $1.00 in cash, without interest; and

WHEREAS, pursuant to this Agreement, the potential amount payable per CVR with respect to the Clinical Trial Milestone Payment is $1.00 in cash, without interest.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Adaptive Trial” means a Clinical Trial that is designed to allow for a prospectively planned modification from a Phase II Clinical Trial to a Phase III Clinical Trial based on accumulating data from subjects in such Clinical Trial (as permitted by the FDA).

“Assignment Transaction” means any transaction (including a sale of assets, spin-off, split-off or licensing transaction), other than a Change in Control, pursuant to which (a) any rights of Parent or any of its Affiliates (including Intellectual Property rights) (i) necessary for the development or commercialization of any Product or (ii) useful for the development or commercialization of any Product (other than, in the case of any useful but not necessary rights, to the extent that the applicable transaction would not reasonably be expected to result in a material delay in achievement of any of the Milestones) or (b) all or substantially all of the assets used or held for use in connection with any Product, in each case (in respect of the foregoing (a) and (b)) are, directly or indirectly, disposed of, sold, licensed, assigned, conveyed, or transferred to or acquired by any Person other than by Parent or any of Parent’s direct or indirect wholly-owned subsidiaries (such Person, the “Acquiror”). An “Assignment Transaction” shall not apply to (a) sales of a Product made by Parent or its Affiliates to distributors in the ordinary course, or ordinary course licensing arrangements between Parent and its Affiliates, on the one hand, and third party distributors, contract research organizations or contract manufacturers on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing and selling a Product, in each case, on Parent’s or its Affiliates’ behalf and (b) licenses granted by Parent or its Affiliates so long as Parent and its Affiliates retain any and all necessary rights and useful rights (other than, in the case of any useful but not necessary rights, to the extent that the applicable license would not reasonably be expected to result in a material delay in achievement of any of the Milestones) to develop and obtain approval by the FDA and any other applicable Regulatory Authority to market and sell the Products. For purposes of this definition, any delay that reasonably would be expected to result in failure to achieve any of the Milestones hereunder shall be deemed to be a “material delay.”

“Board of Directors” means the board of directors of Parent or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution of the Board of Directors that has been certified in writing by the chairman of the Board of Directors, the chief executive officer, chief financial officer, executive vice president, company secretary or a deputy company secretary of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, which has been delivered to the Rights Agent.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are authorized or required by Law or executive order to be closed in New York City.

“Change in Control” means (a) a merger or consolidation involving Parent in which Parent is not the surviving entity, (b) any transaction involving Parent in which Parent is the surviving entity but in which the stockholders of Parent immediately prior to such transaction own less than fifty percent (50%) of Parent’s voting power immediately after the transaction or (c) any sale of all or substantially all of Parent’s assets.

“Clinical Trial” means a clinical study of a pharmaceutical product conducted on human subjects.

“Clinical Trial Milestone” means, and will be deemed to occur upon, the earlier of (a) first dosing of the first patient with the Clinical Trial Product in the first Phase III Clinical Trial, (b) the Conversion Date for the first Converted Trial of the Clinical Trial Product (and, for clarity, the first dosing of the first patient in an Adaptive Trial prior to the Conversion Date shall not constitute dosing of a first patient in a Phase III Clinical Trial), and (c) the first submission of a new drug application to market and sell the Clinical Trial Product in the United States.

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“Clinical Trial Milestone Payment” means $1.00 per CVR.

“Clinical Trial Milestone Period” means the period commencing as of the date of this Agreement and ending 11:59 p.m., Eastern Time, on that date that is four (4) years after the date of this Agreement.

“Clinical Trial Product” means any pharmaceutical product, including all forms, presentations, doses and formulations, containing the Company’s compound, ACH-5228 or any salt, free-base, hydrate, solvate, polymorph, isomer, enantiomer, metabolite, prodrug or other derivative thereof, whether as the sole active ingredient or in combination with other active ingredients.

“Commercially Reasonable Efforts” means, with respect to each Product, using such efforts and resources typically used by Parent for the development and commercialization of similar products at similar development stages taking into account, as applicable, such Product’s advantages and disadvantages, product profile, efficacy, safety, toxicity, tolerability, regulatory authority-approved labeling and pricing, the competitiveness of alternative products in the marketplace or under development, the current or future status as an orphan product, the patent coverage and proprietary position of such Product, the likelihood of development success or regulatory approval, the regulatory structure involved, the anticipated profitability of such Product, and other relevant scientific, technical and commercial factors typically considered in good faith by Parent in connection with such similar products. For clarity, Commercially Reasonable Efforts does not mean that either of Parent or any of its Affiliates guarantee either of the Milestones will be achieved or that either of the Milestones will be achieved by a specific date, and the fact that a Milestone is not actually achieved is not, in and of itself, dispositive evidence that Parent or any of its Affiliates did not in fact utilize its Commercially Reasonable Efforts in attempting to achieve such Milestone. For clarity, the application of Commercially Reasonable Efforts will not necessarily require Parent to disadvantage any particular currently available competing products or products currently under development by Parent or any of its Affiliates or which may in the future enter development by Parent or any of its Affiliates, the success of which may reduce the prospects of achieving the relevant Milestone. Any payments payable under this Agreement, including Milestone Payments, may not be taken into account in determining Commercially Reasonable Efforts.

“Conversion Date” means, with respect to a Converted Trial, the date when the first action specified in the protocol for the corresponding Adaptive Trial is taken following the decision to modify such Adaptive Trial to proceed as a Phase III Clinical Trial.

“Converted Trial” means an Adaptive Trial that is proceeding as a Phase III Clinical Trial following a prospectively planned modification from a Phase II Clinical Trial based on accumulating data from subjects in such Adaptive Trial.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

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“Majority Holders” means, at the time of determination, Holders of at least the majority of the outstanding CVRs as set forth in the CVR Register.

“Milestone(s)” means the Clinical Trial Milestone and/or the Regulatory Approval Milestone, as applicable.

“Milestone Payment(s)” means the Clinical Trial Milestone Payment and/or the Regulatory Approval Milestone Payment, as applicable.

“Milestone Payment Date” means the date that is selected by Parent not more than fifteen (15) Business Days following the date of the achievement of the applicable Milestone.

“Milestone Period” means the Clinical Trial Milestone Period and/or the Regulatory Approval Milestone Period, as applicable.

“Officer’s Certificate” means a certificate signed by the chief executive officer, chief financial officer, or an executive vice president, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent or any other person authorized to act on behalf of Parent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for Parent or its direct or indirect wholly-owned subsidiaries.

“Party” shall mean the Rights Agent, Parent and/or the Holder(s), as applicable.

“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) by operation of Law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by The Depository Trust Company (“DTC”).

“Phase II Clinical Trial” means a Clinical Trial of the Clinical Trial Product within the scope of 21 C.F.R. § 312.21(b), as amended from time to time.

“Phase III Clinical Trial” means a Clinical Trial of the Clinical Trial Product that is intended as a pivotal study to gather effectiveness data to support the submission of a marketing application within the scope of 21 C.F.R. § 312.21(c), as amended from time to time.

“Product(s)” means the Clinical Trial Product and/or the Regulatory Approval Product, as applicable.

“Program Transaction” means any Assignment Transaction pursuant to which a Third Party is (a) assigned, or exclusively licensed for any and all uses, all Intellectual Property necessary or useful for the development or commercialization of Regulatory Approval Products or Clinical Trial Products or (b) assigned all or substantially all of the assets used or held for use in connection with Regulatory Approval Products or Clinical Trial Products.

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“Regulatory Approval Milestone” means, and will be deemed to occur upon, Parent’s or its Affiliates’ (or their respective successors or assigns) first receipt of approval by the FDA of a new drug application or other regulatory approval application which approval grants Parent or its Affiliates (or their respective successors or assigns) the right to market and sell the Regulatory Approval Product in the United States.

“Regulatory Approval Milestone Payment” means $1.00 per CVR.

“Regulatory Approval Milestone Period” means the period commencing as of the date of this Agreement and ending 11:59 p.m., Eastern Time, on that date that is fifty-four (54) months after the date of this Agreement.

“Regulatory Approval Product” means any pharmaceutical product, including all forms, presentations, doses and formulations, containing the Company’s compound, ACH-4471 or any salt, free-base, hydrate, solvate, polymorph, isomer, enantiomer, metabolite, prodrug or other derivative thereof, whether as the sole active ingredient or in combination with other active ingredients.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

Section 1.2    Additional Definitions. For purposes of this Agreement, each of the following terms shall have the meaning specified in the Section set forth opposite to such term:

Term	Section
Acquiror	4.3(a)
Aggregate Clinical Trial Milestone Payment	2.4(a)
Aggregate Regulatory Approval Milestone Payment	2.4(b)
Aggregate Milestone Payments	2.4(b)
Agreement	Preamble
Assignee	6.10
Company	Recitals
CVR	Preamble
CVR Register	2.3(b)
DTC	1.1
Equity Awards Schedule	2.3(b)
Merger	Recitals
Merger Agreement	Recitals
Merger Subsidiary	Recitals
Milestone Achievement Certificate	2.4(a)
Option Holders	Recitals
Parent	Preamble
Rights Agent	Preamble
Shares	Recitals
Surviving Corporation	Recitals

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Section 1.3    Other Definitional Provisions. Unless the context expressly otherwise requires:

(a)    the words “hereof,” “hereto,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)    the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)    the terms “Dollars” and “$” mean United States Dollars;

(d)    references herein to a specific Article, Section, or Annex shall refer, respectively, to Articles and Sections of, and Annexes to, this Agreement;

(e)    wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)    the term “or” will not be deemed to be exclusive;

(g)    references herein to any gender include the other gender; and

(h)    any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder.

ARTICLE 2

CONTINGENT VALUE RIGHTS

Section 2.1    CVRs. The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement. The initial Holders shall be the (i) holders of Shares other than Dissenting Shares immediately prior to the Effective Time and (ii) holders of Company Stock Options immediately prior to the Effective Time whose Company Stock Options are converted into the right to receive the Cash Merger Consideration pursuant to Section 2.06 of the Merger Agreement.

Section 2.2    Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs in whole or in part, that is not a Permitted Transfer, will be void ab initio and of no effect.

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Section 2.3    No Certificate; Registration; Registration of Transfer; Change of Address.

(a)    The CVRs shall not be evidenced by a certificate or other instrument.

(b)    The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers. The CVR Register will initially show one position for Cede & Co. representing all Shares held by DTC on behalf of street name holders held by such holders as of immediately prior to the Effective Time. In the case of Option Holders, the CVRs shall be registered in the names and addresses of such Option Holder and in a denomination equal to the number of Shares subject to the outstanding number of Shares underlying the outstanding In the Money Options held by such Option Holder immediately prior to the Effective Time, and, in each case, as set forth in a schedule delivered by the Company to Parent (the “Equity Awards Schedule”). Except as otherwise provided herein, once registered on the CVR Register, such Option Holders shall be deemed “Holders” pursuant to this Agreement and entitled to all rights, and privileges and subject to all obligations under this Agreement. The Rights Agent hereby acknowledges the restrictions on transfer contained in Section 2.2 and agrees not to register a transfer which does not comply with Section 2.2.

(c)    Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Each of Parent and the Rights Agent may require payment, from any such Holder and any such transferee, of a sum sufficient to cover any stamp or other Tax or other charge of any nature whatsoever that is imposed by a Governmental Authority or Taxing Authority in connection with any such registration of transfer. Each of Parent and the Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder or a transferee of a CVR of applicable Taxes or charges unless and until each of Parent and the Rights Agent is satisfied that all such Taxes or charges have been paid by such Holder or such transferee. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.

(d)    A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the written notice is in proper form, promptly record the change of address in the CVR Register.

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Section 2.4    Payment Procedures.

(a)    If the Clinical Trial Milestone occurs at any time prior to the expiration of the Clinical Trial Milestone Period, then, on or prior to the applicable Milestone Payment Date, Parent will deliver or cause to be delivered to the Rights Agent (i) a certificate (a “Milestone Achievement Certificate”) certifying the date of the satisfaction of the Clinical Trial Milestone and that the Holders are entitled to receive the Clinical Trial Milestone Payment and (ii) a wire transfer of Dollars in immediately available funds to an account designated by the Rights Agent, in the aggregate amount equal to the number of CVRs (as reflected in the CVR Register) then outstanding multiplied by the amount of the Clinical Trial Milestone Payment (the “Aggregate Clinical Trial Milestone Payment”), provided that Parent may instead, at its discretion, pay directly to the Surviving Corporation the aggregate amount payable to all Option Holders. After receipt of the wire transfer described in the foregoing sentence, the Rights Agent will promptly (and in any event, within five (5) Business Days) pay (x) by one lump sum wire payment to DTC for any Holder who is a former street name holder of Shares, (y) by one lump sum wire payment to the Surviving Corporation for all Option Holders (unless Parent has paid such amount itself to the Surviving Corporation) and (z) for all other Holders, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent (such amount in (x), (y) and (z) together, an amount in cash equal to Aggregate Clinical Trial Milestone Payment). The Rights Agent shall hold the Aggregate Clinical Trial Milestone Payment in a non-interest bearing account until such payment is made in accordance with the foregoing sentence. Notwithstanding the foregoing, in no event shall Parent be required to pay the Clinical Trial Milestone Payment more than once, and Parent shall not be required to pay the Clinical Trial Milestone Payment if the Clinical Trial Milestone occurs after the expiration of the Clinical Trial Milestone Period.

(b)    If the Regulatory Approval Milestone occurs at any time prior to the expiration of the Regulatory Approval Milestone Period, then, on or prior to the applicable Milestone Payment Date, Parent will deliver or cause to be delivered to the Rights Agent (i) a Milestone Achievement Certificate certifying the date of the satisfaction of the Regulatory Approval Milestone and that the Holders are entitled to receive the Regulatory Approval Milestone Payment and (ii) a wire transfer of Dollars of immediately available funds to an account designated by the Rights Agent, in the aggregate amount equal to the number of CVRs (as reflected in the CVR Register) then outstanding multiplied by the amount of the Regulatory Approval Milestone Payment (the “Aggregate Regulatory Approval Milestone Payment”, together with the Aggregate Clinical Trial Milestone Payment, the “Aggregate Milestone Payments”), provided that Parent may instead, at its discretion, pay directly to the Surviving Corporation the aggregate amount payable to all Option Holders. After receipt of the wire transfer described in the foregoing sentence, the Rights Agent will promptly (and in any event, within five (5) Business Days) pay (x) by one lump sum wire payment to DTC for any Holder who is a former street name holder of Shares, (y) by one lump sum wire payment to the Surviving Corporation for all Option Holders (unless Parent has paid such amount itself to the Surviving Corporation) and (z) for all other Holders, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent (such amount in (x), (y) and (z) together, an amount in cash equal to Aggregate Regulatory Approval Milestone Payment). The Rights Agent shall hold the Aggregate Regulatory Approval Milestone Payment in a non-interest bearing account until such payment is made in accordance with the foregoing sentence. Notwithstanding the foregoing, in no event shall Parent be required to pay the Regulatory Approval Milestone Payment more than once and Parent shall not be required to pay the Regulatory Approval Milestone Payment if the Regulatory Approval Milestone occurs after the expiration of the Regulatory Approval Milestone Period.

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(c)    Except in respect of the CVRs corresponding to In the Money Options (which such CVRs shall be subject to the Tax withholding provisions set forth in Section 2.08 of the Merger Agreement), each of Parent and the Rights Agent shall be entitled to deduct and withhold from either of the Milestone Payments, if payable, such amounts as may be required to be deducted and withheld with respect to the applicable Milestone Payment or CVR under the Code, and the rules and regulations thereunder, or any other applicable provision of state, local or foreign Law relating to Taxes, as may be reasonably determined by Parent or the Rights Agent. Prior to making any such deduction or withholding, other than ordinary course payroll withholding and reporting, if applicable, Parent or the Rights Agent, as applicable, shall solicit IRS Form W-9 or IRS Form W-8, or any other appropriate forms or information from each Holder in order to avoid or reduce such deduction and withholding, and the Milestone Payment may be reasonably delayed in order to gather such forms or information. Any amounts so deducted and withheld shall be timely remitted over to the relevant Governmental Authorities. To the extent such amounts are so deducted and withheld and timely remitted to the relevant Governmental Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. As required by applicable Law, Parent or the Rights Agent, as applicable, shall deliver to the Person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable evidence of such withholding.

(d)    Any portion of any Milestone Payment that remains undistributed to the Holders twelve (12) months after the date of the applicable Milestone Achievement Certificate shall be delivered by the Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent for payment of such Milestone Payment, without interest, but such Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.

(e)    Neither Parent nor the Rights Agent shall be liable to any person in respect of any Milestone Payment delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(f)    Except to the extent any portion of the Milestone Payment is required to be treated as imputed interest and except as otherwise required pursuant to applicable Law, the Parties hereto intend to treat the Milestone Payments payable with respect to Shares for all Tax purposes as consideration for the Shares, pursuant to the Merger Agreement. Parent shall, and shall cause the Surviving Corporation to, report imputed interest on the CVRs as required by applicable Law.

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Section 2.5    No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)    The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)    The CVRs will not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Affiliates.

Section 2.6    Enforcement of Rights of Holders. Any actions seeking the enforcement of the rights of Holders hereunder may only be brought either by the Rights Agent or the Majority Holders.

ARTICLE 3

THE RIGHTS AGENT

Section 3.1    Certain Duties and Responsibilities. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, bad faith or willful or intentional misconduct.

Section 3.2    Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a)    the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Party or Parties;

(b)    whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in good faith reliance upon such certificate;

(c)    the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection, and shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)    the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e)    the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers;

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(f)    the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(g)    the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h)    Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claim, charge, demand, suit or loss, incurred without negligence, bad faith or willful or intentional misconduct;

(i)    the Rights Agent shall not be liable for consequential losses or damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder in the absence of gross negligence, bad faith or willful or intentional misconduct on its part;

(j)    Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes other than withholding Taxes owed by Holders and governmental charges, reasonable and documented out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and documented out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder; and

(k)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 3.3    Resignation and Removal; Appointment of Successor.

(a)    The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified, but in no event shall such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove the Rights Agent at any time by a Board Resolution specifying a date when such removal shall take effect, but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least thirty (30) days prior to the date so specified.

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(b)    If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent, by a Board Resolution, shall promptly, appoint a qualified successor Rights Agent. If Parent shall fail to make such appointment within thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent then the incumbent Rights Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, unless otherwise consented to in writing by the Majority Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)    Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

(d)    In connection with any resignation or removal, the Rights Agent will cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

Section 3.4    Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE 4

COVENANTS

Section 4.1    List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent, promptly after the Effective Time and in no event later than ten (10) Business Days following the Effective Time, in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders and, with respect to Option Holders, in such form as set forth in the Equity Awards Schedule.

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Section 4.2    Payment of Milestone Payment. Parent will duly deposit or cause to be deposited with the Rights Agent, on or prior to the Milestone Payment Date, the applicable Milestone Payment to be made to the Holders in accordance with the terms of this Agreement. Such amounts shall be considered paid on the Milestone Payment Date if on such date the Rights Agent has received in accordance with this Agreement money sufficient to pay all such amounts then due.

Section 4.3    Assignment Transactions.

(a)    Parent shall not, and shall cause its Affiliates, including the Surviving Corporation, not to, consummate any Assignment Transaction unless: such Transaction is (A) a Program Transaction; (B) the Acquiror is a pharmaceutical or biotechnology company with (1) substantial experience in conducting clinical development of, and filing for and obtaining approval in accordance with all applicable Laws to place on the market and sell in the United States, pharmaceutical products for human use and (2) a development, regulatory and scientific infrastructure, that is at least reasonably comparable to that of Parent and its Affiliates; (C) the Acquiror expressly assumes in writing all of Parent’s and its Affiliates’ obligations under this Agreement with respect to the applicable Products by an assumption agreement, executed and delivered to the Rights Agent, in form attached as Annex A; and (D) Parent has delivered to the Rights Agent an Officer’s Certificate stating that such transaction complies with this Section 4.3(a) and all conditions precedent herein related to such transaction have been complied with.

(b)    Notwithstanding Section 4.3(a), Parent may, in its sole discretion and without the consent of any other Party, consummate any Change in Control; provided that Parent or the Surviving Corporation, as applicable, will cause the Person acquiring Parent to expressly assume in writing Parent’s and the Surviving Corporation’s (as applicable) obligations, duties and covenants under this Agreement. No later than five (5) Business Days prior to the consummation of any Change in Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change in Control complies with this Section 4.3(b) and that all conditions precedent herein relating to such transaction have been satisfied.

Section 4.4    Commercially Reasonable Efforts. During each Milestone Period, Parent (and its successors and assigns) shall, and shall cause its (and their) Affiliates to, use Commercially Reasonable Efforts to achieve the Milestones. Notwithstanding the foregoing, Parent shall have no obligation to develop the Clinical Trial Product in any indication other than paroxysmal nocturnal hemoglobinuria.

Section 4.5    Tax Reporting. The Rights Agent shall comply with all applicable Laws, including as such Laws relate to Tax reporting and with withholding with respect to any Milestone Payments made pursuant to this Agreement, other than any payroll reporting requirements with respect to any Milestone Payments made under Section 2.4 of this Agreement.

Section 4.6    No Conflict. Parent will not enter into any agreement with any Third Party that is, or otherwise take any actions or inactions, in conflict with this Agreement in any material respect or adversely affect the performance of its obligations under this Agreement.

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Section 4.7    Compliance with Applicable Laws. Parent agrees that its development and regulatory activities in connection with the Clinical Trial Product and Regulatory Approval Product will be carried out in compliance with all applicable Laws in all material respects.

ARTICLE 5

AMENDMENTS

Section 5.1    Amendments without Consent of Holders.

(a)    Without the consent of any Holders or the Rights Agent, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i)    to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii)    to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be reasonably necessary or desirable for the protection of the Holders; provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;

(iii)    to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;

(iv)    as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws; provided that, such amendments do not materially adversely affect the interests of the Holders;

(v)    to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.11;

(vi)    subject to Section 4.3, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent contained herein;

(vii)    to evidence the assignment of this Agreement by Parent as provided in Section 4.3; or

(viii)    any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Agreement of any such Holder.

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(b)    Promptly after the execution by Parent of any amendment pursuant to the provisions of this Section 5.1, Parent shall deliver to the Rights Agent pursuant to Section 6.2 and shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.2    Amendments with Consent of Holders.

(a)    Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders or the Rights Agent), with the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b)    Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3    Execution of Amendments. In executing any amendment permitted by this Article 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4    Effect of Amendments. Upon the execution of any amendment under this Article 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE 6

MISCELLANEOUS AND GENERAL

Section 6.1    Termination. This Agreement will be terminated and of no force or effect, the Parties will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent) and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent to each Holder of both Milestone Payments required to be paid under the terms of this Agreement in accordance with Section 2.4(a) and 2.4(b), (b) the delivery of a written notice of termination duly executed by Parent and the Majority Holders and (c) the expiration of both Milestone Periods. For the avoidance of doubt, the termination of this Agreement will not affect or limit the right to receive the Milestone Payments under Section 2.4 to the extent earned prior to termination of this Agreement and the provisions applicable thereto will survive the expiration or termination of this Agreement.

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Section 6.2    Notices to the Rights Agent and Parent. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to Parent:

Alexion Pharmaceuticals, Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Attention: General Counsel

Email: ellen.chiniara@alexion.com

With a copy to:

Foley Hoag LLP

Seaport Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210

Attention: Mark A. Haddad

Email: mhaddad@foleyhoag.com

If to Rights Agent:

[●]

Attention: [●]

Fax: [●]

Email: [●]

With a copy to:

[●]

Attention: [●]

Fax: [●]

Email: [●]

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

Section 6.3    Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

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Section 6.4    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by each other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 6.5    Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would cause the application of the laws of any other jurisdiction. The Parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County, Delaware and any appellate court therefrom. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 6.2 or in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6    Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 6.7    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

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Section 6.8    Third-Party Beneficiaries; Action by Majority Holders. Parent and the Rights Agent hereby agree that the respective covenants and agreements set forth herein are intended to be for the benefit of, and shall be enforceable by, the Majority Holders, who are intended third-party beneficiaries hereof. Parent and the Rights Agent further agree that this Agreement and their respective covenants and agreements set forth herein are solely for the benefit of Parent, the Rights Agent, the Holders and their respective permitted successors and assigns hereunder in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, will confer upon any Person other than Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder any benefit or any legal or equitable right, remedy or claim hereunder. Except for the right of the Rights Agent set forth herein, the Majority Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights. The Parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies will not be an adequate remedy for any such damages. Accordingly, the Parties hereto acknowledge and hereby agree that in the event of any breach by Parent or Assignee (as such term is defined below), on the one hand, or the Rights Agent or the Majority Holders, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Parent or Assignee, on the one hand, and the Rights Agent or the Majority Holders, on the other hand, shall be entitled to (and the other Party will not oppose) an injunction or injunctions to prevent or restrain breaches of this Agreement, by the other(s) (as applicable), and to specific enforcement of the terms and provisions of this Agreement.

Section 6.9    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties agree to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.10    Assignment. This Agreement shall not be assignable provided, however, that (a) Parent may assign this Agreement to a Person (each such Person, an “Assignee”) (i) which is a direct or indirect wholly-owned subsidiary of Parent; provided that Parent remains jointly and severally liable, (ii) with the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders, or (iii) in connection with a transaction involving an Assignment Transaction conducted in compliance with Section 4.3 and (b) the Rights Agent may assign this Agreement to a successor Rights Agent appointed in accordance with Section 3.3.

Section 6.11    Benefits of Agreement. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Parent may, in its sole discretion, at any time, offer consideration to Holders in exchange for their agreement to irrevocably renounce their rights hereunder.

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Section 6.12    Legal Holidays. In the event that any Milestone Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) payment need not be made on such date, but may be made, without the accrual of any additional interest thereon on account of such Milestone Payment Date not being a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.

Section 6.13    Interpretation; Construction.

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

[RIGHTS AGENT]

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

Annex A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of [    ] (this “Agreement”), between [Parent], a Delaware corporation (“Assignor”), and [●], a [    ] (“Assignee”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the CVR Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Assignor and [●], as rights agent (the “Rights Agent”) are parties to a Contingent Value Rights Agreement dated as of [●], 20[    ] (the “CVR Agreement”); and

WHEREAS, Assignor and Assignee desire to execute and deliver this Agreement evidencing the transfer to and assumption by Assignee of both (a) the due and punctual payment of any Aggregate Milestone Payment and (b) the performance or observance of every covenant of the CVR Agreement to be performed or observed on the part of Assignor to be performed and observed and the assumption thereof of Assignee;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.

Assignment and Assumption. Effective as of [●] (the “Assignment Date”), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, assumes and becomes responsible for, (a) the due and punctual payment of any Aggregate Milestone Payment and (b) the performance or observance of every covenant of the CVR Agreement to be performed or observed on the part of Assignor.

2.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors and assigns.

3.	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of Delaware, without giving effect to the principles of conflicts of Laws thereof.

4.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Exhibit C

GENERAL RELEASE

Last	First
Employee’s Last Name	First Name	Middle Initial

I, the undersigned, am executing and delivering this Agreement in connection with that certain Agreement and Plan of Merger, dated as of [_________], 2019 (the “Merger Agreement”), by and among the Company, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and [Beagle Merger Sub, Inc.], a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”) with the Company to survive the Merger and become a wholly-owned subsidiary of Parent. As a condition to its willingness to consummate the transactions contemplated by the Merger Agreement, Parent has required that I enter into this Agreement.

In consideration of the covenants and agreements set forth in the Merger Agreement and in this Agreement (including, without limitation, the acceleration of my unvested Company Stock Options for which I was otherwise not entitled), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby confirm my understanding and agreement, as follows:

1. Definition. For the purposes of this Agreement, the “Company” means and includes Achillion Pharmaceuticals, Inc. and all of its current, past and future successors, subsidiaries, affiliates and assigns, including without limitation Merger Subsidiary and Parent. Any capitalized term used herein but not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement.

2. Release.

(a) Effective as of the Effective Time, in consideration for the right to receive the payment provided for in the Merger Agreement (including, without limitation, the acceleration of my unvested Company Stock Options), I acknowledge and agree, on behalf of myself and, if and only to the extent permitted under Applicable Law, each of my agents, trustees, beneficiaries, directors, officers, controlled Affiliates, subsidiaries, estate, successors, assigns, members and partners (each, a “Releasing Party”) that I irrevocably and unconditionally release (i) Parent, (ii) the Company; (iii) each person or entity that is an Affiliate of the Company or Parent; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective Persons identified or otherwise referred to in any of clauses (i), (ii), (iii) and (iv) of this Section 2 (collectively, the “Releasees”) from and after the Effective Time from any and all past, present or future dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of any kind or nature, including: (A) any unknown, unsuspected or undisclosed claim; and (B) any claim or right that may be asserted or exercised by the Releasing Party or any Affiliate of the Releasing Party, but in case of each of clauses (A) and (B), only to the extent relating to or arising (directly or indirectly) out of any act, omission or event occurring prior to the Closing, including without limitation any claims relating to employment with the Company and any claims relating to the my ownership of Company Common Stock or Company Stock Options, or any securities convertible or exchangeable for Company Common Stock or any actual or promised grants of any of the foregoing (collectively, “Claims”); provided that I am not releasing any of my rights (and the Releasees are not hereby released from any of their obligations) under or relating to (I) the Merger Agreement, or any other agreement entered into in connection with the Merger Agreement, including, the right to receive payments under the Merger Agreement or any other agreement entered into in connection with the Merger Agreement, (II) any vested rights under any employee benefits plans and any accrued obligations as to salaries, wages, accrued vacation, commissions, or reimbursable expenses, and (III) any obligations of the Releasees to indemnify any officer or director of the Company in their capacity as such and any rights with respect to any directors’ and officers’ liability insurance policy maintained by the Company.

(b) I (on my own behalf and if and only to the extent permitted under Applicable Law, on behalf of the my Affiliates) hereby waive the benefits of, and any rights that I or any of the my Affiliates may have under, any statute or common law regarding the release of unknown Claims in any jurisdiction. I acknowledge that I have read Section 1542 of the Civil Code of the State of California that provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I hereby waive any right or benefit relating to a Claim that I have or may have under Section 1542 of the Civil Code, any similar law of any other jurisdiction, or any common law principles of similar effect, to the full extent that I may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. I acknowledge that I or my representatives may hereafter discover claims or facts in addition to or different from those that I now know or believe to exist with respect to the subject matter of this Agreement, but that it is my intention in executing this Agreement to fully, finally and forever settle and release all of the matters released herein in respect of a Claim. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or fact.

(c) The release pursuant to this Section 2 is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason.

3. Severability and Interpretation. In the event that any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

4. Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

5. Notices. Any notice which the Company is required or may desire to give to me shall be given to me by personal delivery or registered or certified mail, return receipt requested, addressed to me at the address of record with the Company, or at such other place as I may from time to time designate in writing. Any notice which I am required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company’s General Counsel at the Company’s principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

6. Acquiescence in Injunction. I understand that if I violate any provision of this Agreement the Company will be irreparably harmed and will have no adequate remedy at law. The Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, this Agreement.

7. Governing Law. This Agreement and any disputes arising under or in connection with it shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state. I hereby submit for the sole purpose of this Agreement and any dispute arising under or in connection with it to the jurisdiction of the courts located in the State of Delaware, and hereby waive any objection (on the grounds of lack of jurisdiction or forum non conveniens or otherwise) to the exercise of such jurisdiction over me by any such courts.

8. Survival. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

9. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I will not assign this Agreement.

10. Other Agreements. If I have signed or do sign other agreements with the Company relating to any subject matter in this Agreement, the Company’s benefits and protections under each such agreement will be given full force and effect and will be interpreted to provide the Company with cumulative rights and remedies such that the terms most protective of the Company’s interests are enforced.

11. Compliance. If requested by the Company, I agree to submit a written declaration or affidavit affirming my compliance with this Agreement, under penalty of perjury.

12. Counterparts. This Agreement may be executed in counterparts, including by electronic delivery, each of which shall be deemed to be an original and all of which shall be taken together and deemed to be one instrument.

13. WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND I WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

[Signature Page Follows.]

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

ACHILLION PHARMACEUTICALS, INC.

By:
	Joseph Truitt	Name
President & Chief Executive Officer

Date:		Date:

[Signature Page to Release Agreement]

Exhibit D

GENERAL RELEASE, NONDISCLOSURE, ASSIGNMENT OF INVENTIONS

AND POST-EMPLOYMENT COVENANTS AGREEMENT

Last	First
Employee’s Last Name	First Name	Middle Initial

I, the undersigned, recognize the importance of protecting the Company’s rights and legitimate interests in its ideas, inventions, discoveries, trade secrets, confidential information and good will and, further, recognize that execution of this Agreement is an express condition of my employment.

I also am executing and delivering this Agreement in connection with that certain Agreement and Plan of Merger, dated as of [_________], 2019 (the “Merger Agreement”), by and among the Company, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and [Beagle Merger Sub, Inc.], a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”) with the Company to survive the Merger and become a wholly-owned subsidiary of Parent. As a condition to its willingness to consummate the transactions contemplated by the Merger Agreement, Parent has required that I enter into this Agreement.

In consideration of the covenants and agreements set forth in the Merger Agreement and in this Agreement (including, without limitation, the acceleration of my unvested Company Stock Options for which I was otherwise not entitled), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby confirm my understanding and agreement, as follows:

1. Definition. For the purposes of this Agreement, the “Company” means and includes Achillion Pharmaceuticals, Inc. and all of its current, past and future successors, subsidiaries, affiliates and assigns, including without limitation Merger Subsidiary and Parent. Any capitalized term used herein but not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement.

2. Covenant Not to Disclose.

(a) I agree that I will not, at any time during or after the termination of my employment with the Company, regardless of the reason for my termination, and except as otherwise permitted by Section 5 below, communicate, disclose or otherwise make available to any person or entity (other than the Company), or use for my account (except in the course of my employment with the Company) or for the benefit of any other person or entity, directly or indirectly, unless authorized by the Company in writing, any information or materials proprietary to the Company that relates to the Company’s business, organization, finances or affairs which is of a confidential nature, including, but not limited to, trade secrets, technical, scientific or other secrets, information or materials relating to existing or proposed pharmaceutical products (in all and various stages of development), business plans, suppliers, licensors, licensees, investors, affiliates, inventions, designs, methods, techniques, systems, processes, data, software programs, software code, “know-how”, marketing information and materials, marketing and development plans, customer lists and other customer information (including current prospects), price lists, pricing policies, personnel information obtained because of my duties and responsibilities, training methods and materials and financial information (collectively, “Proprietary Information”). Proprietary Information includes any and all such information and materials, whether or not obtained by me with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by my efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure. I further agree that I will retain such knowledge and information which I acquire and develop during my employment respecting such Proprietary Information in trust for the sole and exclusive benefit of the Company and its successors and assigns, and except as otherwise permitted by Section 5 below, shall not use or attempt to use any Proprietary Information except as may be required in the ordinary course of performing my duties as a Company employee or use any proprietary information in any manner that may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

(b) The provisions of this Paragraph shall apply to Proprietary Information obtained by the Company from any third party.

3. Inventions.

(a) If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101) or otherwise. The term “Development” shall mean any invention, idea, creation, modification, discovery, design, development, improvement, biological or other process, cell line, lab notebook, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection). I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks), title and interest that I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

(b) I agree that I will promptly disclose to the Company all ideas, inventions, discoveries and improvements (including, but not limited to, those which are or may be patentable or subject to copyright protection) which I make, originate, conceive or reduce to practice during my employment with the Company and which relate directly or indirectly to the business of the Company or to work or investigations done for the Company (collectively, “Inventions”). All Inventions shall be the sole and exclusive property of the Company, and I hereby assign to the Company all rights therein, except as may otherwise be specifically agreed by the Company in writing. I further represent that, to the best of my knowledge and belief, none of the Developments will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that I will use my best efforts to prevent any such violation.

(c) In order that the Company may protect its rights in the Inventions, I will make adequate written records of all Inventions, which records shall be the Company’s property; and, both during and after termination of my employment with the Company, I will, without charge to the Company but at its request and expense, sign all papers, including forms of assignment, and render any other proper assistance necessary or desirable to transfer or record the transfer to the Company of my entire right, title and interest in and to the Inventions, and for the Company to obtain, maintain and enforce patents, copyrights, trade secrets or other protections thereon or with respect thereto (as the case may be) throughout the world.

(d) I represent that the Developments identified in the Appendix, if any, attached hereto comprise all the Developments that I have made or conceived prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title of such Developments and the purpose thereof but not details of the Development itself. IF THERE ANY SUCH DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE, OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. ____________

(e) The obligations contained in this Paragraph 3 shall continue beyond the termination of my employment with respect to Inventions (whether patentable or copyrightable or not) conceived or made by me during the period of my employment.

(f) With respect to any Developments, and work of any similar nature (from any source), whenever created, which I have not prepared or originated in the performance of my employment, but which I provide to the Company or incorporate in any Company product or system, I hereby grant to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Developments. I will not include in any Developments I deliver to the Company or use on its behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by me or others unless I provide the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.

(g) By this Agreement, I irrevocably constitute and appoint the Company as my agent and attorney-in-fact for the purpose of executing, in my name and on my behalf, such instruments or other documents as may be necessary to transfer, confirm and perfect in the Company the rights I have granted to the Company in this Paragraph 3 and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

4. Covenant to Report; Documents and Tangible Property. I will promptly communicate and disclose to the Company all observations made and data obtained by me in the course of my employment by the Company and shall not make, use or permit to be used (at any time) any Company Property otherwise than for the benefit of the Company. “Company Property” shall include all written materials, records, documents and other tangible property made by me or coming into my possession during my employment concerning the business or affairs of the Company, including, but not limited to, any Proprietary Information and/or any Inventions which are conceived or generated by me. All Company Property shall be the sole and exclusive property of the Company and, upon the termination of my employment (or at such earlier time as the Company may request me to do so), I will promptly deliver the same, in my possession, custody or control, to the Company or to any party designated by it, without retaining any copies, notes or excerpts thereof. I agree to render to the Company, or to any party designated by it, such reports of the activities undertaken by me or conducted under my direction during my employment as the Company may request.

5. Scope of Disclosure Restrictions. I understand and acknowledge that nothing in this Agreement prohibits me from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings, and that I am not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information I obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding my confidentiality and nondisclosure obligations, I understand that, and the Company is hereby advising me as follows, pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6. Post-Employment Covenants to the Company. In order to protect the Company’s interests in its Proprietary Information, Inventions, Developments, Company Property, and its relationship with its employees, independent contractors and its customers and suppliers, I hereby agree to the following covenants, which I recognize are narrowly tailored to protect these legitimate Company interests.

(a) Covenant Not to Compete. I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason engage in, or assist others in engaging in, or participate in the formation of, any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is, or is about to become, competitive with Achillion Pharmaceuticals, Inc.’s business as of immediately prior to the Effective Time, including but not limited to any business or enterprise that researches, develops, manufactures, distributes, markets, licenses, sells, commercializes or provides any product that competes with any product developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by Achillion Pharmaceuticals, Inc. while I was employed by the Company.

(b) Covenant Not to Solicit or Interfere

(i) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason, either alone or in association with others (x) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (y) recruit or attempt to recruit, or engage or attempt to engage, any person who was employed or otherwise engaged by the Company at any time during the term of my employment with the Company; provided, that this clause (y) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer.

(ii) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason solicit, divert or appropriate, or attempt to solicit, divert or appropriate, the business of any customer or potential customer of the Company as an individual on my own account, as a stockholder, principal, partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an employee, agent, salesman, contractor or consultant of any person or entity, or otherwise.

(iii) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason interfere or attempt to interfere with the relationship of the Company with any person or entity which at any time during my employment with the Company was an employee, licensee, sales agent or sales representative (or employee thereof), or customer, potential customer or vendor of, or supplier or licensor to, or in the habit of dealing with, the Company, as an individual on my own account, as a partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an employee, agent, salesman, contractor or consultant of any person or entity, or otherwise.

(iv) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason employ or in any manner solicit, induce or attempt to solicit or induce any licensee, sales agent or sales representative (or any employee thereof) of, or any vendor, supplier or licensor to, the Company, or any such person and/or entity whose association with the Company has terminated within six (6) months prior to or after my termination with the Company, to terminate his or its association with the Company, or otherwise interfere with the relationship of the Company with any such person or entity, whether for my own account or the account or the account of any other person or entity.

7. Release.

(a) Effective as of the Effective Time, in consideration for the right to receive the payment provided for in the Merger Agreement (including, without limitation, the acceleration of my unvested Company Stock Options), I acknowledge and agree, on behalf of myself and, if and only to the extent permitted under Applicable Law, each of my agents, trustees, beneficiaries, directors, officers, controlled Affiliates, subsidiaries, estate, successors, assigns, members and partners (each, a “Releasing Party”) that I irrevocably and unconditionally release (i) Parent, (ii) the Company; (iii) each person or entity that is an Affiliate of the Company or Parent; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective Persons identified or otherwise referred to in any of clauses (i), (ii), (iii) and (iv) of this Section 7 (collectively, the “Releasees”) from and after the Effective Time from any and all past, present or future dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of any kind or nature, including: (A) any unknown, unsuspected or undisclosed claim; and (B) any claim or right that may be asserted or exercised by the Releasing Party or any Affiliate of the Releasing Party, but in case of each of clauses (A) and (B), only to the extent relating to or arising (directly or indirectly) out of any act, omission or event occurring prior to the Closing, including without limitation any claims relating to employment with the Company and any claims relating to the my ownership of Company Common Stock or Company Stock Options, or any securities convertible or exchangeable for Company Common Stock or any actual or promised grants of any of the foregoing (collectively, “Claims”); provided that I am not releasing any of my rights (and the Releasees are not hereby released from any of their obligations) under or relating to (I) the Merger Agreement, or any other agreement entered into in connection with the Merger Agreement, including, the right to receive payments under the Merger Agreement or any other agreement entered into in connection with the Merger Agreement, (II) any vested rights under any employee benefits plans and any accrued obligations as to salaries, wages, accrued vacation, commissions, or reimbursable expenses, and (III) any obligations of the Releasees to indemnify any officer or director of the Company in their capacity as such and any rights with respect to any directors’ and officers’ liability insurance policy maintained by the Company.

(b) I (on my own behalf and if and only to the extent permitted under Applicable Law, on behalf of the my Affiliates) hereby waive the benefits of, and any rights that I or any of the my Affiliates may have under, any statute or common law regarding the release of unknown Claims in any jurisdiction. I acknowledge that I have read Section 1542 of the Civil Code of the State of California that provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I hereby waive any right or benefit relating to a Claim that I have or may have under Section 1542 of the Civil Code, any similar law of any other jurisdiction, or any common law principles of similar effect, to the full extent that I may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. I acknowledge that I or my representatives may hereafter discover claims or facts in addition to or different from those that I now know or believe to exist with respect to the subject matter of this Agreement, but that it is my intention in executing this Agreement to fully, finally and forever settle and release all of the matters released herein in respect of a Claim. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or fact.

(c) The release pursuant to this Section 7 is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason.

8. Severability and Interpretation. In the event that any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

9. Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

10. Notices. Any notice which the Company is required or may desire to give to me shall be given to me by personal delivery or registered or certified mail, return receipt requested, addressed to me at the address of record with the Company, or at such other place as I may from time to time designate in writing. Any notice which I am required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company’s General Counsel at the Company’s principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

11. Acquiescence in Injunction. I understand that if I violate any provision of this Agreement the Company will be irreparably harmed and will have no adequate remedy at law. The Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, this Agreement.

12. No Conflicting Agreements; Disclosure to Future Employers. I represent and warrant to the Company that I am not subject to any restrictions on my ability to grant to the Company the rights referred to in this Agreement, and that I have not previously assumed any obligations inconsistent with those of this Agreement. I further represent, warrant and covenant to the Company that I am in compliance and shall remain in compliance with any and all obligations previously assumed by me to any third party with respect to nondisclosure and assignment of inventions. I have not entered into, and I will not enter into, any agreement either written or oral in conflict herewith. I will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in this Agreement to any business or enterprise which I may directly or indirectly own, manage, operate, finance, join, control or in which I may participate in the ownership, management, operation, financing, or control, or with which I may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise. During the one-year period following the termination of my employment for any reason, I agree that if there is a reasonable possibility that my compliance with the terms of this Agreement may be at risk by providing services to another person or entity, then I will promptly, and in advance of providing any such services: (i) notify that person or entity of my obligations under this Agreement, and provide them a copy of this Agreement; and (ii) notify the Company’s General Counsel in writing of the identity of the person or entity and a description of the services to be provided by me. The Company has the right, at any time, to notify any third party of this Agreement and any alleged violations.

13. Governing Law. This Agreement and any disputes arising under or in connection with it shall be governed by the laws of the [Commonwealth of Pennsylvania / State of Connecticut], without giving effect to the principles of conflict of laws of such state. I hereby submit for the sole purpose of this Agreement and any dispute arising under or in connection with it to the jurisdiction of the courts located in the [Commonwealth of Pennsylvania / State of Connecticut], and hereby waive any objection (on the grounds of lack of jurisdiction or forum non conveniens or otherwise) to the exercise of such jurisdiction over me by any such courts.

14. Survival. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

15. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I will not assign this Agreement.

16. Cooperation. During my employment with the Company and after my employment ends, I agree to provide such information as the Company may reasonably request with respect to any transaction or other matter in which I was involved in any way during my employment. I further agree to assist and cooperate with the Company in connection with the defense, prosecution, government investigation, or internal investigation of any claim or matter that may be made against, concerning, or by the Company. Such assistance and cooperation shall include timely, comprehensive, and truthful disclosure of all relevant facts known to me, including through in-person interview(s) with the Company’s internal Legal Department or outside counsel. The Company will provide reimbursement for all properly documented reasonable expenses incurred in connection with rendering services under this Section 16, including, but not limited to, reimbursement for all reasonable travel, lodging, and meal expenses.

17. Nondisparagement. I agree that I will not do or say anything that disparages the Company, or any of their officers, directors or employees, or reflects negatively on them, or encourages any adverse action against them, except to the extent required by Applicable Law or as permitted by Section 5 above.

18. At-Will Employment. My employment with the Company is terminable at will by the Company and/or me for any reason, with or without cause or notice, and without following any specific procedures. Nothing in this Agreement alters this at-will relationship, which may only be changed by a written employment contract signed by the Company’s Chief Executive Officer.

19. Employment Changes. This Agreement will remain in full force and effect regardless of any changes to my position, title or primary work location.

20. Other Agreements. If I have signed or do sign other agreements with the Company relating to any subject matter in this Agreement, the Company’s benefits and protections under each such agreement will be given full force and effect and will be interpreted to provide the Company with cumulative rights and remedies such that the terms most protective of the Company’s interests are enforced.

21. Compliance. If requested by the Company, I agree to submit a written declaration or affidavit affirming my compliance with this Agreement, under penalty of perjury.

22. Exclusions for Attorneys. If I am an attorney licensed to practice law, I understand and agree that nothing in this Agreement shall be construed as a restriction on my ability to practice law, or to otherwise impose any obligation on me that would violate the applicable rules governing the legal profession in any jurisdiction in which I am so licensed, including: (a) as an in-house attorney employed by an entity that competes with the Company; or (b) as an employee, partner, or shareholder of a law firm that represents clients that compete with the Company. If I am an attorney licensed to practice law, I understand and acknowledge that, as a licensed attorney, I have obligations in addition to those set forth in this Agreement to, among other things, maintain strict confidentiality with respect to information encompassed by the attorney/client privilege or the work product doctrine; and such obligations continue indefinitely after my employment with the Company ends. Accordingly, this Agreement shall be interpreted and construed in accordance with my obligations as a licensed attorney and applicable rules of professional conduct relating to the practice of law, and nothing in this Agreement shall be deemed to expand or contract my ethical and professional duties under those rules.

23. Counterparts. This Agreement may be executed in counterparts, including by electronic delivery, each of which shall be deemed to be an original and all of which shall be taken together and deemed to be one instrument.

24. WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND I WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

[Signature Page Follows.]

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

ACHILLION PHARMACEUTICALS, INC.

By:
	[Joseph Truitt][1]	Name
[President & Chief Executive Officer]

Date:		Date:

[1]	Signatory to be a different officer for Joseph Truitt’s agreement

[Signature Page to Noncompete/Release Agreement]

APPENDIX – TITLE/PURPOSE OF DEVELOPMENTS

The following is a complete list of all Developments and the purpose of those Developments:

______             No Developments

______             See Below

Developments and Purpose:

Exhibit 99.1

Alexion to Acquire Achillion

- Adds clinical-stage portfolio of oral small molecule Factor D inhibitors to Alexion’s pipeline -

- Provides opportunity to enhance treatment for PNH patients experiencing extravascular hemolysis (EVH), potential first-in-class C3 glomerulopathy (C3G) therapy & promising development platform for Factor D inhibition in additional alternative pathway complement-mediated rare diseases -

- Initial all-cash transaction for $6.30 per share; total transaction of up to $8.30 per share with potential additional contingent considerations -

- Conference call and webcast scheduled for today, October 16, 2019, at 8:00 a.m. EDT -

BOSTON & BLUE BELL, Pa. – October 16, 2019 - Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) and Achillion Pharmaceuticals, Inc. (NASDAQ:ACHN) today announced that they have entered into a definitive agreement for Alexion to acquire Achillion, a clinical-stage biopharmaceutical company focused on the development of oral small molecule Factor D inhibitors to treat people with complement alternative pathway-mediated rare diseases, such as paroxysmal nocturnal hemoglobinuria (PNH) and C3 glomerulopathy (C3G). Achillion currently has two clinical-stage medicines in development, including danicopan (ACH-4471) in Phase 2 and ACH-5228 in Phase 1.

“Alexion has demonstrated the transformative impact that inhibiting C5 can have on multiple rare and devastating diseases. However, we believe this is just the beginning of what’s possible with complement inhibition,” said Ludwig Hantson, Ph.D., Chief Executive Officer of Alexion. “Targeting a different part of the complement system – the alternative pathway – by inhibiting Factor D production addresses uncontrolled complement activation further upstream in the complement cascade, and importantly, leaves the rest of the complement system intact, which is critical in maintaining the body’s ability to fight infection. We believe this approach has the opportunity to help patients with diseases not currently addressed through C5 inhibition. We look forward to applying our nearly three decades of complement and development expertise to unlock the potential of oral Factor D inhibitors and bring these benefits to patients.”

“We have established great momentum – discovering and advancing several small molecules into clinical development that have the potential to treat immune-related diseases associated with the alternative pathway of the complement system,” said Joe Truitt, President and Chief Executive Officer at Achillion. “Having already demonstrated proof-of-concept and proof-of-mechanism with our lead candidate, danicopan (ACH-4471), in PNH and C3G, respectively, we believe there is significant opportunity for Factor D inhibition in the treatment of other diseases as well. Alexion is an established leader in developing medicines for complement-mediated diseases, and we look forward to working together to accelerate our objective of bringing novel therapies to patients as quickly as possible and ensuring that the broad promise of this approach is fully realized. We thank our employees, investigators and partners for their incredible work and commitment.”

1

Transaction Details

The initial consideration of approximately $930 million, or $6.30 per share of Achillion common stock, will be funded with cash on hand. As part of the acquisition, Alexion will also be acquiring the cash currently on Achillion’s balance sheet. As of September 30, 2019, this was approximately $230 million; the actual amount will be determined as of the transaction close. The transaction includes the potential for additional consideration in the form of non-tradeable contingent value rights (CVRs), which will be paid to Achillion shareholders if certain clinical and regulatory milestones are achieved within specified periods. These include $1.00 per share for the U.S. FDA approval of danicopan and $1.00 per share for ACH-5228 Phase 3 initiation.

Alexion’s acquisition of Achillion is subject to the approval of Achillion shareholders and satisfaction of customary closing conditions and approval from relevant regulatory agencies, including clearance under the Hart-Scott Rodino Antitrust Improvements Act. Pending these approvals, the transaction is expected to close in the first half of 2020.

Conference Call

Alexion will host a conference call and webcast today, October 16, 2019, at 8:00 a.m. EDT to discuss the acquisition. To participate in this call, dial (866) 762-3111 (USA) or (210) 874-7712 (International), passcode 5426458, shortly before 8:00 a.m. EDT. A replay of the call will be available for a limited period of time following the call. The audio webcast can be accessed on the Investors page of Alexion’s website at: http://ir.alexion.com.

About Factor D

Factor D is an essential serine protease and critical control point in the alternative pathway (AP) of the complement system, a part of the innate immune system. Achillion’s complement platform is focused on advancing oral small molecules that inhibit the AP and can potentially be used in the treatment of immune-related diseases in which complement AP plays a critical role. Potential indications currently being evaluated for these compounds include PNH, C3G and immune complex-mediated membranoproliferative glomerulonephritis (IC-MPGN).

About Paroxysmal Nocturnal Hemoglobinuria (PNH)

PNH is a chronic, progressive, debilitating and life-threatening ultra-rare blood disorder characterized by hemolysis (destruction of red blood cells) that is mediated by uncontrolled activation of the complement system, a component of the body’s immune system. Patients with PNH may experience a wide range of signs and symptoms, such as fatigue, difficulty swallowing, shortness of breath, abdominal pain, erectile dysfunction, dark-colored urine and anemia. The most devastating consequence of chronic hemolysis is thrombosis, which can occur in blood vessels throughout the body, damaging vital organs and causing premature death. PNH is primarily a disease of

2

intravascular hemolysis (IVH), where the red blood cell destruction occurs within the blood vessels. C5 inhibition addresses the complications of IVH and the increases in LDH that cause thrombosis and even death in patients with PNH. However, a small portion of patients – less than 10 percent – receiving a C5 inhibitor continue to experience clinical extravascular hemolysis (EVH), where the red blood cell destruction occurs outside the blood vessels. As a result, these patients are transfusion dependent despite treatment but do not have bone marrow failure or aplastic anemia. Inhibiting Factor D in the alternative pathway (AP) of the complement system offers the possibility of selectively blocking AP activity and protecting against the destruction of RBCs, while leaving the rest of the complement system intact to fight infection.

About C3 Glomerulopathy (C3G)

C3G is an ultra-rare kidney disease for which there is no approved treatment. The disease is characterized by the deposition of C3 protein fragments in the filtering units (glomeruli) of the kidney, caused by overactivation of the complement alternative pathway (AP). Over time, the chronic deposition of C3 fragments results in permanent kidney damage and kidney failure. Today, C3G patients are treated with steroids and broad-acting immunosuppressants to slow the progression of kidney damage. Oral Factor D inhibitors have demonstrated proof-of-mechanism to interrupt the overactivation of the AP and reduce C3 fragment deposition, providing a potential treatment approach for targeting the underlying cause of C3G.

About Alexion

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the discovery, development and commercialization of life-changing therapies. As the global leader in complement biology and inhibition for more than 20 years, Alexion has developed and commercializes two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) as well as the first and only approved complement inhibitor to treat atypical hemolytic uremic syndrome (aHUS), anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG) and neuromyelitis optica spectrum disorder (NMOSD). Alexion also has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). In addition, the company is developing several mid-to-late-stage therapies, including a second complement inhibitor, a copper-binding agent for Wilson disease and an anti-neonatal Fc receptor (FcRn) antibody for rare Immunoglobulin G (IgG)-mediated diseases as well as several early-stage therapies, including one for light chain (AL) amyloidosis and a second anti-FcRn therapy. Alexion focuses its research efforts on novel molecules and targets in the complement cascade and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. Alexion has been named to the Forbes’ list of the World’s Most Innovative Companies seven years in a row and is headquartered in Boston, Massachusetts’ Innovation District. The company also has offices around the globe and serves patients in more than 50 countries. This press release and further information about Alexion can be found at: www.alexion.com.

[ALXN-G]

3

About Achillion Pharmaceuticals

Achillion is a clinical-stage biopharmaceutical company focused on advancing its oral small molecule complement inhibitors into late-stage development and commercialization. Research has shown that an overactive complement system plays a critical role in multiple disease conditions including the therapeutic areas of nephrology, hematology, ophthalmology and neurology. Achillion is initially focusing its drug development activities on complement-mediated diseases where there are no approved therapies or where existing therapies are inadequate for patients. Potential indications being evaluated for its compounds include paroxysmal nocturnal hemoglobinuria (PNH), C3 glomerulopathy (C3G), and immune complex membranoproliferative glomerulonephritis (IC-MPGN). The company has received Breakthrough Therapy designation for danicopan for treatment in combination with a C5 monoclonal antibody for patients with paroxysmal nocturnal hemoglobinuria (PNH) who are sub-optimal responders to a C5 inhibitor alone. Each of the product candidates in the company’s oral small molecule portfolio was discovered in its laboratories and is wholly owned. To advance its investigational product candidates into Phase 3 clinical trials and commercialization, the company plans to work closely with key stakeholders including healthcare professionals, patients, regulators and payors. More information is available at http://www.achillion.com.

[ACHN-G]

Forward-Looking Statements

This press release includes forward-looking statements related to the proposed acquisition of Achillion by Alexion, including: the acquisition provides an opportunity to enhance treatment for PNH patients experiencing extravascular hemolysis (EVH); therapeutic benefits of Achillion products, including potential first-in-class C3 glomerulopathy (C3G) therapy and promising development platform for Factor D inhibition in additional alternative pathway complement-mediated rare diseases; Alexion believes its work on C5 complement inhibition is just the beginning of what’s possible with complement inhibition; Alexion believes inhibiting a different part of the complement pathway has the opportunity to help patients with diseases not currently addressed through C5 inhibition; using its complement inhibitor platform, Achillion has several small molecules in clinical development that have the potential to treat immune-related diseases associated with the alternative pathway of the complement system; Alexion believes there is significant opportunity for Factor D inhibition in the treatment of other diseases as well; Alexion will ensure the broad promise of Achillion’s approach is fully realized; the anticipated closing date of the acquisition; and Achillion’s complement platform is focused on advancing oral small molecules that inhibit the AP and can potentially be used in the treatment of immune-related diseases in which complement AP plays a critical role. A number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Achillion by Alexion may not be completed; the failure to receive the required stockholder approval necessary to complete the acquisition; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the anticipated benefits of the Achillion platform and therapies

4

not being realized; future clinical trials of Achillion products not proving that the therapies are safe and effective to the level required by regulators; decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Achillion products; delays or failure of product candidates to obtain regulatory approval; delays or the inability to launch product candidates due to regulatory restrictions; unanticipated expenses; interruptions or failures in the manufacture and supply of products and product candidates; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the adequacy of pharmacovigilance and drug safety reporting processes; and a variety of other risks set forth from time to time in Alexion’s or Achillion’s filings with the SEC, including but not limited to the risks discussed in Alexion’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 and in its other filings with the SEC and the risks discussed in Achillion’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 and in its other filings with the SEC. Alexion and Achillion disclaim any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Achillion will file a proxy statement on Schedule 14A with the SEC. Additionally, Achillion plans to file other relevant materials with the SEC in connection with the proposed transaction. This material is not a substitute for the proxy statement or any other document which Achillion may file with the SEC. The definitive proxy statement will be sent or given to the stockholders of Achillion and will contain important information about the proposed transaction and related matters. INVESTORS IN AND SECURITY HOLDERS OF ACHILLION ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. The materials to be filed by Achillion with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or in the “Investors & News” section of Achillion’s website at www.achillion.com.

Centerview Partners served as Achillion’s exclusive financial advisor, while Skadden, Arps, Slate, Meagher & Flom LLP served as its legal advisor.

Participants in the Solicitation

This communication does not constitute a solicitation of a proxy from any stockholder with respect to the proposed transaction. However, Alexion, Achillion and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Alexion is set forth in its Annual

5

Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 6, 2019, and its proxy statement for its May 14, 2019 annual meeting of stockholders, which was filed with the SEC on March 26, 2019. Information about the directors and executive officers of Achillion is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 7, 2019, and its proxy statement for its May 30, 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019. Additional information concerning the interests of the participants in the solicitation, which may, in some cases, be different than those of Achillion’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Alexion will be available free of charge on Alexion’s internet website at http://www.alexion.com under the tab, “Investors” and under the heading “SEC Filings” or by contacting Alexion’s Investor Relations Department at investorrelations@alexion.com. Copies of the documents filed with the SEC by Achillion will be available free of charge on Achillion’s internet website at http://www.Achillion.com under the tab “Investors and News” and under the heading “SEC Filings” or by contacting Achillion’s Investor Relations Department through http://ir.achillion.com/contact-us.

Alexion:

Media

Megan Goulart, 857-338-8634

Senior Director, Corporate Communications

Investors

Susan Altschuller, Ph.D., 857-338-8788

Vice President, Investor Relations

Achillion:

Media

Susanne Heinzinger, 215-709-3032

Senior VP, Corporate Communications

Investors

A. Clayton Robertson, 215-709-3078

Manager, Investor Relations

6

Exhibit 99.2

Alexion to Acquire Achillion

Conference Call

October 16, 2019

CONFERENCE CALL OCTOBER [X], 2019 Alexion to Acquire Achillion Conference Call October 16, 2019 Exhibit 99.2

Acquisition of achillion agenda Introduction Susan Altschuller, Ph.D., Vice President, Investor Relations Strategic Rationale Ludwig Hantson, Ph.D., Chief Executive Officer Overview of Factor D Portfolio John Orloff, M.D., Head of R&D Ludwig Hantson, Ph.D., Chief Executive Officer Closing Remarks Brian Goff, Chief Commercial Officer and Paul Clancy, CFO Available for Q&A Financial Overview & Lead Indications Aradhana Sarin, M.D., Chief Strategy and Business Officer

This presentation contains forward-looking statements including, statements related to: the proposed acquisition of Achillion by Alexion; Alexion’s ability to create value for patients and shareholders from the acquisition of Achillion and Alexion’s ability to advance Achillion’s pipeline; Achillion’s lead candidate danicopan’s ability to enhance treatment for PNH patients experiencing extravascular hemolysis (EVH) and, as a combination therapy, to establish a new standard of care for these patients; therapeutic benefits of Achillion products, including potential first-in-class C3 glomerulopathy (C3G) and Factor D inhibitors; development and regulatory timelines for ACH-4471 and ACH-5228 and Phase 2 C3G studies; Alexion’s ability to build and diversify in rare disease with the acquisition of Achillion; Alexion’s ability to leverage its leading rare disease development and commercialization capabilities to further develop a portfolio of oral Factor D inhibitors; Achillion’s platform will produce a platform for Factor D inhibition in additional alternative pathway complement-mediated rare diseases; Ahcillion’s pipeline includes several small molecules that have the potential to treat immune-related diseases associated with the alternative pathway of the complement system; there is significant opportunity for Factor D inhibition in the treatment of diseases; the potential benefits of Alexion’s transaction with Stealth BioThrepeutics (Stealth), the therapeutic benefits of Elamipretide to treat mitochondrial diseases and the anticipated clinical and regulatory timeline for the development of Elamipretide; and the anticipated closing date of the acquisition. A number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Achillion by Alexion may not be completed; the failure to receive the required stockholder approval necessary to complete the acquisition; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the anticipated benefits of the Achillion platform and therapies and Elamipretide may not be realized; future clinical trials of Achillion and Stealth products may not prove that the therapies are safe and effective to the level required by regulators; decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Achillion and Stealth products; delays or failure of product candidates to obtain regulatory approval; delays or the inability to launch product candidates due to regulatory restrictions; anticipated expense or other matters; interruptions or failures in the manufacture and supply of products and product candidates; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the adequacy of pharmacovigilance and drug safety reporting processes; and a variety of other risks set forth from time to time in Alexion's filings with the SEC, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended June 30, 2019 and in our other filings with the SEC. Alexion disclaims any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law. FORWARD LOOKING STATEMENTS

Strategic Rationale Ludwig Hantson, Ph.D. Chief Executive Officer

ALEXION TO ACQUIRE ACHILLION Strategic Rationale Further builds diversified pipeline with potential to treat additional complement-mediated diseases, creating value for patients and shareholders Strategic Rationale Development-stage biopharmaceutical company Focused on developing transformative therapies for patients and families affected by diseases of the complement system Based in New Haven, CT and Blue Bell, PA Small molecule development expertise Current pipeline includes two clinical stage oral Factor D inhibitors Lead candidate in Phase 2 for PNH patients experiencing clinical EVH and for patients with C3G Next gen candidate completed successful Phase 1; Potential best-in-class oral Factor D inhibitor Factor D is a critical control point for the complement system’s alternative pathway (AP) Implicated in numerous rare diseases with significant unmet needs Opportunity to diversify into additional complement-mediated diseases using oral therapies Adds clinical-stage portfolio of oral small molecule Factor D inhibitors to Alexion pipeline Potential to enhance treatment for PNH patients Opportunity to treat the small portion of PNH patients experiencing clinical extravascular hemolysis (EVH) Potential first-in-class treatment for C3 glomerulopathy Severe kidney disease with no approved treatment Promising development platform Significant opportunity for Factor D inhibition in other alternative pathway complement-mediated rare diseases Small molecule chemistry expertise and library Aligned with disciplined BD strategy Achillion Overview

Financial Overview & Lead Indications Aradhana Sarin, M.D. Chief Strategy and Business Officer

Acquisition Terms & Financial Impact Financial overview Aligned With Our Disciplined Business Development Strategy Deal Terms Initial consideration of ~$930M or $6.30 per share Also acquiring $230M* cash on Achillion’s balance sheet Potential additional consideration to be paid in the form of CVRs if certain clinical and regulatory milestones are achieved Financial Impact Transaction will be financed with cash on hand 2019 financial impact covered as part of BD carve out included in prior guidance Subject to approval by Achillion shareholders, approval from relevant regulatory agencies and other customary closing conditions *Cash and marketable securities as of September 30th, 2019; Actual amount will be determined as of the transaction close

Enhancing Treatment for PNH Patients Experiencing Clinical EVH Lead indications <10% of C5-treated PNH patients experience clinical extravascular hemolysis (EVH) Achillion’s lead compound danicopan has demonstrated in clinical trials to work with C5 inhibition to more effectively treat PNH patients with EVH Potential for combination therapy to raise the standard of care for this subset of PNH patients Clinically Evident EVH = Transfusion dependent + high reticulocytes + Coombs positive, without IVH (breakthrough hemolysis) or Bone Marrow Failure / Aplastic Anemia Hgb, hemoglobin. Over 80% (33/41) of patients were transfusion-independent on eculizumab. ~17% (7/41) of patients had breakthrough IVH. All minor responders in this cohort were attributed to underlying AA Partial responders included 5/41 (12%) patients. Patient #11 had breakthrough hemolysis due to IVH, and patient #38 had 5% C3 deposition, which was less than the median C3 deposition in the optimal responder group (~20% C3 deposition in this group). Therefore, clinically significant EVH in this cohort was found in 3/41 patients (7%), possibly also a result of underlying mild to moderate AA in these patients. Risitano AM, et al. Blood. 2009;113(17):4094-4100.

Potential first-in-class treatment for C3G Lead indications Ultra-rare, chronic kidney disease caused by uncontrolled complement activation and deposition Results in devastating kidney damage Up to 50% of patients progress to kidney failure within 10 years ~70% of C3G kidney transplant patients experience recurrence No approved treatments – efforts to slow process of kidney damage include corticosteroids, ISTs, ACEi/ARBs, dietary changes – significant opportunity for new therapies to target underlying cause Expect to complete danicopan Phase 2 C3G studies and target global regulatory discussions in 2020 Inappropriate and excessive consumption of C3 leads to an excess production of C3 fragments C3 fragments are deposited in kidney and may contribute to kidney damage

Overview of Factor D Portfolio John Orloff, M.D. Head of R&D

Achillion: targeting factor d to inhibit the complement alternative pathway Overview of Factor D Portfolio Targeting Factor D – an upstream regulator and a key, rate-limiting enzyme of the complement alternative pathway – allows for complement inhibition Selective inhibition of the alternative pathway leaves the classical pathway and lectin pathways intact to fight infections Strong rationale for Factor D inhibition in numerous complement-mediated rare diseases Commonality among complement-mediated renal and ophthalmology diseases is C3 activation / deposition Factor D is targetable with small molecule inhibitors, allowing for oral route of administration CLASSICAL PATHWAY LECTIN PATHWAY ALTERNATIVE PATHWAY C3 Factor D C3a C3b C5 C5a C5b Amplification Loop Factor D

Danicopan (ACH-4471): Addressing PNH patients with EVH Overview of Factor D Portfolio Phase 2 Interim Results: Hemoglobin Improvement Compared to Baseline (g/dL) (Danicopan + Eculizumab) Ongoing open-label, multi-dose Phase 2 study of danicopan TID (3x per day) + eculizumab in PNH patients with inadequate response to eculizumab: Red blood cell transfusion within the last 12 weeks Anemia with adequate reticulocytosis Stable regimen of eculizumab Phase 2 interim data readout in May 2019 with significant mean hemoglobin increase from baseline to week 24 (n=4) Reduction in blood transfusions in the combination treatment period Targeting Q4 2019 for full Phase 2 readout Plans to initiate Phase 3 combination study in PNH suboptimal responders in 2020 subject to regulatory feedback Danicopan for PNH has been granted Orphan Drug Designation in the US and the EU and FDA Breakthrough Designation *Subjects with data available at each time point. Data as of May 10, 2019. **Excludes Day 1 for 1 patient.

ALEXION

13 | OVERVIEW OF FACTOR D PORTFOLIO

RARE INSPIRATION. CHANGING LIVES.

Biomarker (units)	Targeted Outcome	Outcome (n=6)
Serum C3 (g/L)	↑	4 of 6 patients higher Serum C3 ✓
Bb (ug/mL)	↓	6 of 6 patients lower Bb ✓
C3 Fragments (ug/mL)	↓	4 of 6 patients lower C3 Fragments[2] ✓
Urinary Ba[1]	↓	6 of 6 patients lower Urinary Ba ✓
Urinary C5b-9[1]	↓	6 of 6 patients lower Urinary C5b-9 ✓
uACR (mg/g)	↓	5 of 6 patients lower uACR[3] ✓

Two Ongoing Phase 2 Studies

Key Endpoints

1. Changes in Renal Biopsy Scores
2. Reductions in Proteinuria (urine protein)
3. Changes in eGFR (measure of kidney function)

Study completion expected in 2020

Danicopan (ACH-4471): First potential therapy for patients with c3g Overview of Factor D Portfolio Two Ongoing Phase 2 Studies 12-Month Open-Label Phase 2 Trial 6-Month Blinded Phase 2 Trial 22 patients enrolled 13 patients enrolled Changes in Renal Biopsy Scores Reductions in Proteinuria (urine protein) Changes in eGFR (measure of kidney function) 1 2 3 Key Endpoints Positive signals for reduction of AP hyperactivity in alternative pathway biomarkers 14-day monotherapy proof of mechanism trial (n=6) validated danicopan’s impact to serum and urine complement biomarkers; No SAEs Danicopan for C3G has been granted Orphan Drug Designation in the US and the EU Study completion expected in 2020 1.Measured by Achillion 2. 2 of 6 remaing patients did not have a readout 3. Patient with higher uACR weighed 86 lb Biomarker (units) Targeted Outcome Outcome (n=6) Serum C3 (g/L) 4 of 6 patients higher Serum C3 ü Bb (ug/mL) 6 of 6 patients lower Bb ü C3 Fragments (ug/mL) 4 of 6 patients lower C3 Fragments2 ü Urinary Ba1 6 of 6 patients lower Urinary Ba ü Urinary C5b-91 6 of 6 patients lower Urinary C5b-9 ü uACR (mg/g) 5 of 6 patients lower uACR3 ü

ACH-5228:
POTENTIAL BEST-IN-CLASS ORAL COMPLEMENT INHIBITOR

ALEXION

14 | OVERVIEW OF FACTOR D PORTFOLIO

RARE INSPIRATION. CHANGING LIVES.

Multiple Ascending Dose Results

100
90
75
50
25
0
% Inhibition of AP
0
88
100
200
235
300
Drug Plasma Concentration (ng/mL)
ACH-5228
Danicopan
ACH-5228 90% inhibition (IC_{90})
Danicopan 90% inhibition (IC_{90})

Ach-5228: potential best-in-class oral complement inhibitor Overview of Factor D Portfolio Successful Phase 1 multiple ascending dose study 43 healthy volunteers received oral doses ranging from 40mg to 200mg BID (twice per day) for 14 days1 When dosed 120mg BID or higher, ACH-5228 achieved near complete and sustained alternative pathway inhibition AP inhibition of >95% at steady state concentrations, as measured by AP Hemolysis and AP Wieslab assays Well tolerated without any severe adverse events over the dose ranges tested Plan to submit IND Application in Q4 2019 Plan to initiate Phase 2 PNH study in 2020 subject to regulatory feedback Multiple Ascending Dose Results Note: AP = alternative pathway. >95% AP inhibition at mean steady state trough concentrations in P1 MAD study in healthy volunteers as measured by AP Hemolysis and AP Wieslab assays 1. Study dose included a single dose cohort of 240mg

Expanding to Other Alternative Pathway-mediated Rare Diseases Overview of Factor D Portfolio Established scientific rationale to treat complement alternative pathway-mediated rare diseases Acquisition creates opportunity to leverage Alexion’s leading rare disease development and commercialization capabilities to accelerate development of portfolio of oral Factor D inhibitors Multiple Potential Therapeutic Areas of Interest Neurology Ophthalmology AMD Diabetic retinopathy Geographic atrophy Dermatology Pulmonology Nephrology C3G IC-MPGN Gastroenterology Non-alcoholic steatohepatitis (NASH) Fatty liver disease Cirrhosis Hematology PNH HUS aHUS Source: Achillion

Pipeline Update

OPTION TO CO-DEVELOP AND COMMERCIALIZE ELAMIPRETIDE

17 | PIPELINE

RARE INSPIRATION. CHANGING LIVES.

Primary Mitochondrial Myopathy (PMM)

Additional Indications

Elamipretide

Change in Distance Walked at Day 5^
P=0.03
LS Mean (meters)
6MWT Meters
60
50
40
30
20
10
0
Placebo
0.01 mg/kg/hr
0.1 mg/kg/hr
0.25 mg/kg/hr

^Adjusted post hoc for gender and baseline difference; primary analysis LSM Difference high dose v. placebo = 44.1m (p=0.053)

Option to Co-Develop and Commercialize Elamipretide Pipeline Primary Mitochondrial Myopathy (PMM) Lead indication PMM: Mitochondrial disorder characterized by debilitating muscle weakness, chronic fatigue, and exercise intolerance. Caused by mitochondrial dysfunction resulting from cardiolipin peroxidation No currently approved treatments for PMM. Standard of care is supportive, largely managed by neurologists / neuromuscular specialists Elamipretide Small molecule that binds to and stabilizes cardiolipin, improving mitochondrial function Daily subcutaneous auto-injector MMPOWER Phase 2 showed improvement in 6 minute-walk test among ‘low walker’ patients MMPOWER Phase 3 Trial underway, top line results expected Q1 2020 Additional Indications Barth’s Syndrome: Ultra-rare genetic mitochondrial disease with high infant mortality and no approved treatments. Completed Phase 2/3 development Leber’s Hereditary Optic Neuropathy (LHON): Mitochondrial disease leading to vision loss. Phase 2 trial complete and Phase 3 planning underway ALXN option to co-develop and commercialize elamipretide for mitochondrial diseases

ACHILLION BOLSTERS ALEXION'S EARLY AND ADVANCED CLINICAL PIPELINES

18 | PIPELINE

RARE INSPIRATION. CHANGING LIVES.

23 Development Programs Planned

Preclinical	Early Clinical	Advanced Clinical	
Internal Complement Programs	ALXN1810 SC (ULTOMIRIS/PH20)	ALXN1840 (WTX101) Wilson Disease	*ULTOMIRIS HSCT-TMA*
Complement Pharma	ABY-039 Rare Autoimmune	ULTOMIRIS QW SC	*CAEL-101 AL Amyloidosis*
Dicerna	ALXN1720 (Anti-C5 Bi-specific)	ULTOMIRIS gMG	*AG10 ATTR Cardiomyopathy[1]*
Zealand	*ULTOMIRIS PPMS*	*ULTOMIRIS NMOSD*	Elamipretide PMM
Next-Gen Treatment for HPP	*ALXN1830 (SYNT001) SC (Healthy Volunteers)*	*ULTOMIRIS ALS*	Elamipretide Barth Syndrome
Next-Gen Factor D Inhibitors	Elamipretide GA in AMD	*ALXN1830 (SYNT001) gMG*	*Elamipretide LHON*
	ACH-5228 PNH	*ALXN1830 (SYNT001) WAIHA*	Danicopan (ACH-4471) PNH with Clinical EVH
	ACH-5228		Danicopan (ACH-4471) C3G

Subject to Achillion acquisition approval and closure

- Hematology & Nephrology
- Metabolics
- Neurology
- FcRn
- TBD / Other

Italicized = plans to initiate

[1]Japan only

ACH-5228 PNH Achillion bolsters Alexion’s early and advanced clinical pipelines Pipeline Hematology & Nephrology Metabolics Neurology FcRn TBD / Other Italicized = plans to initiate Internal Complement Programs Preclinical Early Clinical Advanced Clinical ALXN1210 QW SubQ ALXN1210 IV PNH Complement Pharma Dicerna ALXN1810 SC (ULTOMIRIS/PH20) ULTOMIRIS PPMS ULTOMIRIS ALS CAEL-101 AL Amyloidosis ULTOMIRIS QW SC ULTOMIRIS gMG ULTOMIRIS NMOSD ALXN1840 (WTX101) Wilson Disease ALXN1720 (Anti-C5 Bi-specific) ABY-039 Rare Autoimmune Next-Gen Treatment for HPP Zealand ALXN1830 (SYNT001) WAIHA ALXN1830 (SYNT001) gMG ALXN1830 (SYNT001) SC (Healthy Volunteers) Note: Caelum Biosciences deal is structured as an option to acquire 1Japan only 23 Development Programs Planned ULTOMIRIS HSCT-TMA AG10 ATTR Cardiomyopathy1 Danicopan (ACH-4471) PNH with Clinical EVH Danicopan (ACH-4471) C3G ACH-5228 Elamipretide PMM Next-Gen Factor D Inhibitors Preclinical Early Clinical Elamipretide LHON Elamipretide Barth Syndrome Option to Co-Develop and Commercialize with Stealth Biotherapeutics announced Oct 10th Subject to Achillion acquisition approval and closure Elamipretide GA in AMD

Closing Remarks

Ludwig Hantson, Ph.D.
Chief Executive Officer

Closing Remarks Ludwig Hantson, Ph.D. Chief Executive Officer

Aligned with our strategy to deliver long-term growth Closing Build and Diversify in Rare Diseases Broaden Alexion’s portfolio with the potential to serve more patients with rare complement-mediated diseases Disciplined Business Development Transaction maintains Alexion’s financial flexibility to continue to build the pipeline while adding new clinical stage assets Strong Strategic Fit Leverages Alexion’s complement and rare disease development and commercialization expertise

Q&A